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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181164

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2014

PROSPECTUS SUPPLEMENT
(To prospectus dated October 12, 2012)

                       Shares

Inland Real Estate Corporation
         % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

We are offering                                       shares of our         % Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock").

Dividends on the Series B Preferred Stock will be payable monthly in arrears on or about the 15th day of each month. The dividend rate will be         % per annum of the $25.00 per share liquidation preference, which is equivalent to $             per annum per share of Series B Preferred Stock. The first dividend payment on the shares of Series B Preferred Stock sold in this offering will be paid on November 17, 2014, because November 15, 2014 is a Saturday, and will be in the amount of $             per share.

Generally, we may not redeem the shares of Series B Preferred Stock until October              , 2019. On and after October              , 2019, we may, at our option, redeem the shares of Series B Preferred Stock, for cash, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a change of control the result of which is that our common stock, par value $0.01 per share ("common stock"), and the common securities (or their equivalent, including American Depositary Receipts ("ADRs") representing such securities) of the acquiring or surviving entity are not listed on the New York Stock Exchange (the "NYSE"), the NYSE MKT LLC or the NASDAQ Stock Market ("NASDAQ") or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the shares of Series B Preferred Stock, for cash, in whole or in part and within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to any shares of Series B Preferred Stock, the holders of those shares of Series B Preferred Stock will no longer have the conversion rights with respect to those shares as described below. The Series B Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a change of control by the holders of Series B Preferred Stock.

Upon the occurrence of a change of control the result of which is that neither our common stock nor the common securities (or their equivalent, including ADRs representing such securities) of the acquiring or surviving entity are listed on the NYSE, the NYSE MKT LLC or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the shares of Series B Preferred Stock for cash) to convert some of or all the shares of Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
                            (the "Share Cap"), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

The shares of Series B Preferred Stock are subject to certain restrictions on ownership and transfer designed to assist us in maintaining our qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol "IRCPrB." If listing is approved, we expect trading to commence within 30 days after initial delivery of the shares of Series B Preferred Stock.

Investing in the Series B Preferred Stock involves a high degree of risk. The Series B Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. Before buying any shares of Series B Preferred Stock, you should carefully read the discussion of material risks of investing in the Series B Preferred Stock under the heading "Risk Factors" on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013.

	Per Share	Total(2)
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

(1)
Plus accrued dividends from October              , 2014 if settlement occurs after that date.

(2)
Assumes no exercise of the underwriters' overallotment option.

We have granted the underwriters the right to purchase up to an additional                                       shares of Series B Preferred Stock at the public offering price, less the underwriting discount, to cover overallotments within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver shares of the Series B Preferred Stock on or about October              , 2014.

Sole Book-Running Manager

Wells Fargo Securities

The date of this prospectus supplement is October               , 2014.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in the Series B Preferred Stock. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series B Preferred Stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the Series B Preferred Stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

          It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement.

          You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus of ours required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Series B Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

          As used in this prospectus supplement and the accompanying prospectus, all references to "we," "us," "our," "IRC," and "the Company" mean Inland Real Estate Corporation, its consolidated subsidiaries and other entities controlled by Inland Real Estate Corporation. Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

 FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." We intend that such forward looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. See "Risk Factors" beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for a more complete discussion of these risks and uncertainties. You are cautioned not to place undue reliance on forward-looking statements, which reflect only our management's analysis. We assume no obligation to update forward-looking statements.

 SUMMARY

          This summary highlights selected information about us. The summary is not complete and may not contain all the information that may be important to you in deciding to invest in the Series B Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated herein and therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, before making an investment decision.

 The Company

          We are a self-managed, publicly traded real estate investment trust ("REIT") that owns and operates open-air neighborhood, community and power shopping centers and single-tenant retail properties located primarily in Midwest markets. We are incorporated under Maryland law. We also may construct or develop properties or render services in connection with such development or construction. As of June 30, 2014, we owned interests in 135 investment properties, including 31 properties owned through our unconsolidated joint ventures. Our development joint venture properties are not included as investment properties until they reach what we believe is a stabilized occupancy rate.

          We engage in certain activities through Inland TRS Property Management, Inc., Inland Venture LLC and Inland Exchange Venture LLC, each of which is our wholly-owned taxable REIT subsidiary ("TRS"). These entities engage in activities that produce income that otherwise would not be REIT qualifying income, such as managing properties owned by ventures in which we are not a partner. Our TRSs are fully subject to federal and state income and franchise taxes on their taxable income.

          We have qualified and elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes commencing with the tax year ended December 31, 1995. Since we qualify for taxation as a REIT, we generally are not subject to U.S. federal income tax on taxable income that is distributed to stockholders. As a REIT, we are subject to a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income to our stockholders, subject to certain adjustments. If we fail to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, we will be subject to federal and state income taxes on our taxable income at regular corporate tax rates. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income, property or net worth and federal income and excise taxes on our undistributed income.

          We maintain our principal executive and management office at 2901 Butterfield Road, Oak Brook, Illinois, 60523. Our phone number is (630) 218-8000.

 THE OFFERING

          The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock, see "Description of the Series B Preferred Stock" in this prospectus supplement and "Description of Capital Stock — Preferred Stock" in the accompanying prospectus.

Issuer	Inland Real Estate Corporation
Securities Offered
shares of Series B Preferred Stock ( shares if the underwriters exercise their overallotment option in full). We reserve the right to reopen this series and issue additional shares of Series B Preferred Stock either through public or private sales at any time.
Dividends
Holders of the Series B Preferred Stock will be entitled to receive cumulative cash dividends on the Series B Preferred Stock at the rate of % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share of Series B Preferred Stock). Such dividends will accumulate on a daily basis and be cumulative from, and including, the first date of issuance, which is expected to be October , 2014, or the immediately preceding dividend payment date, as the case may be, to, but not including, the next succeeding dividend payment date or redemption date, as applicable. Dividends on the Series B Preferred Stock will be payable monthly in equal amounts in arrears on the 15th day of each month. The first dividend payment date for the shares of Series B Preferred Stock sold in this offering will be November 17, 2014, because November 15, 2014 is a Saturday, and the dividend payable on that date will be in the amount of $ per share. Because the first dividend payment date is November 17, 2014, the dividend per share of Series B Preferred Stock payable on that date will be greater than the amount of a regular monthly dividend per share and will be equal to the sum of (1) the regular monthly dividend per share plus (2) a pro rated portion of the regular monthly dividend per share which will be calculated based on the number of days from, and including, the original issue date of the Series B Preferred Stock to, but not including, October 15, 2014 (computed on the basis of a 360-day year consisting of twelve 30-day months). The dividend payable on November 17, 2014 will be paid to the persons who are the holders of record of the Series B Preferred Stock at the close of business on the corresponding record date, which will be November 1, 2014.
No Maturity
The Series B Preferred Stock has no maturity date, and we are not required to redeem the shares of Series B Preferred Stock. In addition, we are not required to set apart funds to redeem the shares of Series B Preferred Stock. Accordingly, the shares of Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem them for cash or, under circumstances where the holders of Series B Preferred Stock have a conversion right, such holders of shares of Series B Preferred Stock decide to convert them.

Optional Redemption	We may not redeem the shares of Series B Preferred Stock prior to October , 2019, except as described below under "Special Optional Redemption" and in limited circumstances relating to our continuing qualification as a REIT. On and after October , 2019, upon no fewer than 30 days' nor more than 60 days' written notice, we may, at our option, redeem the shares of Series B Preferred Stock, for cash, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the shares of Series B Preferred Stock, for cash, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to shares of the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of such shares of Series B Preferred Stock will not have the conversion right described below under "— Conversion Rights."
A "Change of Control" is when, after the first date of issuance of any shares of Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or their equivalent, including ADRs representing such securities) listed on the NYSE, the NYSE MKT LLC or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem shares of Series B Preferred Stock) to convert some of or all the shares of Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• (the "Share Cap"), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement under "Description of the Series B Preferred Stock — Conversion Rights."

If we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right on and after October , 2019, holders of Series B Preferred Stock will not have any right to convert shares of Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series B Preferred Stock — Conversion Rights" in this prospectus supplement.
Except as provided above in connection with a Change of Control, the shares of Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.
Liquidation Preference
If we liquidate, dissolve or wind up, the holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payments are made to the holders of our common stock or any other shares of capital stock that rank junior to the Series B Preferred Stock.

Ranking	The Series B Preferred Stock ranks senior to our common stock and future junior securities, pari passu with our 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") as well as any other existing or future series of equity securities of ours that with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company rank on a parity with the Series B Preferred Stock (collectively and including the Series A Preferred Stock, the "Parity Preferred Stock"), and junior to all our existing and future indebtedness and any future senior securities, with respect to the payment of dividends or the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding up.
Voting Rights
Holders of Series B Preferred Stock generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Stock for 18 or more monthly periods, whether or not consecutive, the holders of the Series B Preferred Stock, voting together as a single class with the holders of any Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay or set apart for payment all undeclared and unpaid dividends on the Series B Preferred Stock for all prior dividend periods and the then-current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock is required for us to authorize, create or increase shares ranking senior to the Series B Preferred Stock or to amend our charter in a manner that materially and adversely affects the rights of the Series B Preferred Stock.
Among other things, we may, without any vote of the holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock and Parity Preferred Stock.
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of the Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol "IRCPrB." If listing is approved, we expect trading to commence within 30 days after initial delivery of the shares of Series B Preferred Stock.
Restrictions on Ownership and Transfer
Our charter contains restrictions on ownership and transfer of shares of our capital stock, including the Series B Preferred Stock and our common stock. No person may own, with certain exceptions, more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock. These provisions limit the amount of shares of stock, including Series B Preferred Stock, that a person may beneficially own and may limit the ability of holders of the Series B Preferred Stock to convert their shares of Series B Preferred Stock into shares of our common stock. Our Board of Directors may, in its sole discretion, exempt a person from the 9.8% ownership limits under certain circumstances. See "Description of the Series B Preferred Stock — Restrictions on Ownership and Transfer."
Use of Proceeds
We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $ million (approximately $ million if the underwriters exercise their overallotment option in full). We intend to use the net proceeds to purchase additional properties to be owned by us or one or more of our joint ventures and for general corporate purposes, including the repayment of indebtedness, which may include repaying amounts outstanding on our unsecured line of credit facility, which matures on August 22, 2017. Borrowings under the line of credit facility bear interest at a base rate applicable to any particular borrowing (e.g., LIBOR) plus a graduated spread that varies with our leverage ratio. As of October 8, 2014, the weighted average interest rate on outstanding draws on our line of credit was 1.7375%. The principal amounts outstanding on our line of credit as of June 30, 2014 and October 8, 2014 were $145.0 million and $160.0 million, respectively.
Risk Factors
See "Risk Factors" beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013 to read about certain risks you should consider before buying shares of Series B Preferred Stock.
Tax Consequences
See "Supplemental Federal Income Tax Consequences" beginning on page S-30 of this prospectus supplement. In addition, certain U.S. federal income tax considerations of purchasing, owning and disposing of shares of Series B Preferred Stock are summarized in the discussion under the heading "Material United States Federal Income Tax Consequences" in the accompanying prospectus.

RISK FACTORS

          An investment in the Series B Preferred Stock involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series B Preferred Stock. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to make cash dividends to holders of the Series B Preferred Stock, which could cause you to lose all or a significant portion of your investment in the Series B Preferred Stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Statements Regarding Forward-Looking Information" in the accompanying prospectus.

The Series B Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

          The Series B Preferred Stock will rank junior to all our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 12,000,000 shares of preferred stock in one or more series. 4,400,000 of these shares are classified as Series A Preferred Stock. In addition, our Board of Directors has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any series, from time to time, in one or more series of preferred stock. The Series B Preferred Stock ranks pari passu with any Parity Preferred Stock. The issuance of additional shares of preferred stock on parity with or senior to the Series B Preferred Stock would dilute the interests of the holders of the Series B Preferred Stock, and any issuance of shares of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Other than the conversion right afforded to holders of Series B Preferred Stock that may occur in connection with a change of control of us as described under "Description of the Series B Preferred Stock — Conversion Rights" in this prospectus supplement, none of the provisions relating to the Series B Preferred Stock contains any provisions relating to or limiting our indebtedness or affording the holders of the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series B Preferred Stock, so long as the rights of the holders of Series B Preferred Stock are not materially and adversely affected.

The Series B Preferred Stock has not been rated.

          We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the shares of Series B Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series B Preferred Stock or elect to issue other securities for which we may seek to obtain a rating, each of which could adversely impact the market price of the shares of Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the shares of Series B Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Stock. In addition, ratings do not reflect market prices or the suitability of a security for a particular investor and any future rating of the Series B Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the shares of Series B Preferred Stock.

As a holder of Series B Preferred Stock, you have extremely limited voting rights.

          Your voting rights as a holder of Series B Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of Series B Preferred Stock exist primarily with respect to the ability to elect two additional directors to our Board of Directors if 18 or more monthly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series B Preferred Stock, that materially and adversely affect the rights of the Series B Preferred Stock or create additional classes or series of shares of our capital stock that are senior to the Series B Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have any voting rights. See "Description of the Series B Preferred Stock — Voting Rights."

We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on the Series B Preferred Stock.

          As of June 30, 2014, we and our subsidiaries had approximately $890.9 million of indebtedness, $486.6 million of which was secured. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to pay dividends on the Series B Preferred Stock.

          Our indebtedness and degree of leverage could also have an adverse effect on our ability to pay dividends on the Series B Preferred Stock. Increases in our borrowing and the resulting increase in our leverage could affect our financial condition and make it more difficult for us to comply with our financial covenants governing our indebtedness. For a further discussion of our financing risks, please see the section in our 2013 Annual Report on Form 10-K under the heading "Risk Factors — Financing Risks."

Our ability to pay dividends is limited by the requirements of Maryland law.

          Our ability to pay dividends on the Series B Preferred Stock is limited by the laws of Maryland. Under the Maryland General Corporation Law (the "MGCL"), a Maryland corporation generally may not pay dividends if, after giving effect to such dividend payment, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of such dividend payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving such dividend payment. Accordingly, we may not be able to pay dividends on the Series B Preferred Stock if, after giving effect to such dividend payment, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any outstanding shares of preferred stock, with preferences senior to those of the Series B Preferred Stock.

We cannot assure you that we will be able to pay dividends regularly.

          Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our subsidiaries. We cannot guarantee that we will be able to pay dividends on a regular monthly basis in the future.

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

          Upon the occurrence of a change of control the result of which our common stock and the common securities (or their equivalent, including ADRs representing such securities) of the acquiring or surviving entity are not listed on the NYSE, the NYSE MKT LLC or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or NASDAQ, holders of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem shares of Series B Preferred Stock) to convert some of or all their shares of Series B Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem shares of Series B Preferred Stock. See "Description of the Series B Preferred Stock — Conversion Rights" and "— Special Optional Redemption." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $         (which is approximately       % of the per-share closing sale price of our common stock on October     , 2014), subject to adjustment, the holders will receive a maximum of                          shares of our common stock per share of Series B Preferred Stock, which may result in a holder's receiving value that is less than the liquidation preference of the Series B Preferred Stock. In addition, those features of the Series B Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series B Preferred Stock, listing on the NYSE does not guarantee a market for the Series B Preferred Stock and the market price and trading volume of the shares of Series B Preferred Stock may fluctuate significantly.

          The Series B Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series B Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series B Preferred Stock for listing. Even if the NYSE approves the Series B Preferred Stock for listing, an active trading market on the NYSE for the Series B Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the shares of Series B Preferred Stock could be materially and adversely affected. If an active trading market does develop on the NYSE, the shares of Series B Preferred Stock may trade at prices lower than the initial public offering price of such shares. The market price of the shares of Series B Preferred Stock would depend on many factors, including, but not limited to:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

  •
  our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

          We have been advised by the underwriters that they intend to make a market in the Series B Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

 USE OF PROCEEDS

          We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $              million (approximately $              million if the underwriters exercise their overallotment option in full). We intend to use the net proceeds to purchase additional properties to be owned by us or one or more of our joint ventures and for general corporate purposes, including the repayment of indebtedness, which may include repaying amounts outstanding on our unsecured line of credit facility, which matures on August 22, 2017. Borrowings under the line of credit facility bear interest at a base rate applicable to any particular borrowing (e.g., LIBOR) plus a graduated spread that varies with our leverage ratio. As of October 8, 2014, the weighted average interest rate on outstanding draws on our line of credit was 1.7375%. The principal amounts outstanding on our line of credit as of June 30, 2014 and October 8, 2014 were $145.0 million and $160.0 million, respectively.

          Affiliates of certain of the underwriters are lenders under our line of credit. To the extent any of the proceeds from the offering are used to repay amounts outstanding under our line of credit, these affiliates may receive a portion of the net proceeds of this offering proportionate to their respective commitments under the line of credit.

 RATIO OF EARNINGS (LOSS) TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

          The following table sets forth our ratio of earnings (loss) to combined fixed charges and preferred dividends for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009. For the purpose of computing the ratio of earnings (loss) to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings (loss) have been calculated by adding fixed charges, excluding capitalized interest, to net income (loss). Fixed charges and preferred dividends consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, preferred dividends and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Six months ended 6/30/14	Year ended 12/31/13	Year ended 12/31/12		Year ended 12/31/11		Year ended 12/31/10	Year ended 12/31/09
Ratio of earnings (loss) to combined fixed charges and preferred dividends(1)	2.16	2.86	0.96	(2)	0.96	(3)	1.14	1.65

(1)
The company did not have any preferred stock outstanding for the periods prior to the year ended December 31, 2011.

(2)
For this period, earnings were less than fixed charges. The amount of the deficiency, or the amount of fixed charges in excess of earnings, was approximately $1.7 million.

(3)
For this period, earnings were less than fixed charges. The amount of the deficiency, or the amount of fixed charges in excess of earnings, was approximately $1.6 million.

 CAPITALIZATION

          The following table sets forth our historical capitalization as of June 30, 2014 and our capitalization on an as adjusted basis to give effect to the completion of this offering and the application of the net proceeds therefor as described under "Use of Proceeds" as if they had occurred on June 30, 2014.

	June 30, 2014
	Actual	Adjustments	Pro Forma As Adjusted(1)
	($ in thousands, except per share data)
Debt:
Mortgages Payable	$486,635
Notes	29,215
Unsecured credit facilities (including line of credit and term loan)	375,000

Total debt	$890,850

Stockholders' equity:
Preferred Stock, $0.01 par value per share, 12,000,000 shares authorized:
Series A Preferred Stock, $0.01 par value per share, 4,400,000 shares authorized; 4,400,000 shares issued and outstanding	$110,000		110,000
Series B Preferred Stock, $0.01 par value per share, shares authorized; no shares issued and outstanding, actual; shares issued and outstanding, pro forma as adjusted(1)	—
Common Stock, $0.01 par value per share, 500,000,000 shares authorized; 100,021,947 shares issued and outstanding, actual and pro forma as adjusted	$1,000		1,000
Additional paid-in capital	878,906
Accumulated distributions in excess of net income	(432,796)	—	(432,796)
Accumulated other comprehensive loss	(6,110)	—	(6,110)

Total stockholders' equity	$551,000

Non-controlling Interest	$43	—	43

Total Equity	$551,043

Total Capitalization	$1,570,950

(1)
Assumes no exercise of the underwriters' overallotment option for this offering.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

          This description of the Series B Preferred Stock supplements the description of the general terms and provisions of our capital stock, including our preferred stock, contained in the accompanying prospectus. You should consult that general description for further information.

General

          We currently are authorized to issue up to 12,000,000 shares of preferred stock, $0.01 par value per share, in one or more series. Each series will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as the MGCL and the NYSE rules may permit and our Board of Directors may determine by adoption of applicable articles supplementary to our charter.

          This summary of the terms and provisions of the Series B Preferred Stock is not complete. Our Board of Directors will adopt articles supplementary designating the terms of the Series B Preferred Stock, and you may obtain a complete copy of the articles supplementary designating the Series B Preferred Stock by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our Board of Directors may authorize the issuance and sale of additional shares of Series B Preferred Stock from time to time.

          We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol "IRCPrB." If listing is approved, we expect trading to commence within 30 days after initial delivery of the shares of Series B Preferred Stock.

          The transfer agent, registrar and dividend payment agent for the Series B Preferred Stock is the Registrar and Transfer Company.

Ranking

          The Series B Preferred Stock ranks senior to our common stock and to any other of our future equity securities that we may later authorize or issue that by their terms rank junior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding up. The Series B Preferred Stock ranks pari passu with any Parity Preferred Stock. The Series B Preferred Stock ranks junior to any equity securities that we may later authorize or issue that by their terms rank senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding up. Any such authorization or issuance of senior securities would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock. Any convertible debt securities that we may issue are not considered to be equity securities for these purposes prior to the time of conversion. The Series B Preferred Stock ranks junior to all our existing and future indebtedness.

Dividends

          Holders of the Series B Preferred Stock will be entitled to receive, when and as authorized by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of         % per annum of the $25.00 per share liquidation preference, equivalent to $              per annum per share of the Series B Preferred Stock. Such dividends will accumulate on a daily basis and be cumulative from, and including, the first date of issuance, which is expected to be October              , 2014, or the immediately preceding dividend payment date, as the case may be, to, but not including, the next succeeding dividend payment date or redemption date, as applicable. Dividends on the Series B Preferred Stock will be payable monthly in equal amounts in arrears on the 15th day of each month. The first dividend payment date for the Series B Preferred Stock sold in this offering will be November 17, 2014 because November 15, 2014 is a Saturday, and the dividend payable on that date will be in the amount of $             per share. If any date on which dividends are first payable is not a business day, then the dividend shall be paid on the next succeeding business day, and no interest or additional dividends or other sums will accrue as a result of any such delay. Dividends payable on the Series B Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable dividend payment falls, or such other date as designated by our Board of Directors that is not more than 30 days nor fewer than 10 days prior to the dividend payment date.

          Because the first dividend payment date is November 17, 2014, the dividend per share of Series B Preferred Stock payable on that date will be greater than the amount of a regular monthly dividend per share and will be equal to the sum of (1) the regular monthly dividend per share plus (2) a pro rated portion of the regular monthly dividend per share which will be calculated based on the number of days from, and including, the original issue date of the Series B Preferred Stock to, but not including, October 15, 2014 (computed on the basis of a 360-day year consisting of twelve 30-day months). The dividend payable on November 17, 2014 will be paid to the persons who are the holders of record of the Series B Preferred Stock at the close of business on the corresponding record date, which will be November 1, 2014.

          Our Board of Directors will not authorize, and we will not declare or pay, any dividends on the Series B Preferred Stock or set apart funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, declaration, payment or setting apart of funds or provide that the authorization, declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, declaration, payment or setting apart of funds is restricted or prohibited by law. We may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, shares of our common stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of shares of Series B Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We are not currently party to any agreement that restricts or prevents our ability to pay dividends on the Series B Preferred Stock.

          Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any accumulated and unpaid dividends on the Series B Preferred Stock. All of our dividend payments on the Series B Preferred Stock, including any capital gain dividends, will be credited to the previously accumulated dividends on the Series B Preferred Stock. We will credit any dividend payment made on the Series B Preferred Stock first to the earliest accumulated and unpaid dividend payment due.

          We will not declare or pay any dividends (other than in common stock or other shares that rank junior to the Series B Preferred Stock), or set apart any funds for the payment of dividends, on our common stock or any other shares that rank on parity with or junior to the Series B Preferred Stock, if any, or redeem or otherwise acquire shares of our common stock or other parity or junior shares (except by conversion into or exchange for other junior shares), unless we also have declared the full cumulative dividends on the Series B Preferred Stock for the current and all past dividend periods. This restriction will not limit our redemption or other acquisition of shares under incentive, benefit or stock purchase plans for officers, directors or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter in order to assist us in maintaining our status as a REIT.

          If we do not either pay or set apart for payment the full cumulative dividends on the Series B Preferred Stock and all shares that rank on a parity with the Series B Preferred Stock, the amount which we declare will be allocated pro rata to the Series B Preferred Stock and to each parity series of shares so that the amount declared for each share of Series B Preferred Stock and for each share of each parity series is proportionate to the accumulated and unpaid dividends on those shares.

Liquidation Rights

          In the event of our liquidation, dissolution or winding up, the holders of the Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of the payment. Holders of the Series B Preferred Stock will be entitled to receive this liquidation preference before we distribute any assets to holders of our common stock or any other of our equity securities that rank junior to the Series B Preferred Stock. The rights of holders of the Series B Preferred Stock to receive their liquidation preference would be subject to preferential rights of the holders of any series of shares that is senior to the Series B Preferred Stock. Written notice will be given to each holder of the Series B Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date stating the payment date when, and the place or places where, the amounts distributable will be payable. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate or merge with, or convert into, any other entity, sell, lease, transfer or convey all or substantially all our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated. As of June 30, 2014, we had 4,400,000 shares of Series A Preferred Stock outstanding. If our assets are insufficient to pay the full liquidation preference to the holders of the Series B Preferred Stock and all other classes or series of our equity securities ranking on a parity with the Series B Preferred Stock, if any, then we will distribute our assets to the holders of the Series B Preferred Stock and all other classes or series of parity securities ratably in proportion to the full liquidating distributions they would have otherwise received.

Optional Redemption

          We may not redeem shares of the Series B Preferred Stock prior to October     , 2019, except as described below under "— Special Optional Redemption" and "— Restrictions on Ownership and Transfer." On and after October     , 2019, upon no fewer than 30 days' nor more than 60 days' written notice, we may, at our option, redeem the Series B Preferred Stock, for cash, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

          We will give notice of redemption by publication in a newspaper of general circulation in the City of New York and by mail to each holder of record of the Series B Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series B Preferred Stock except as to the holders to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series B Preferred Stock to be redeemed;

  •
  the place or places where the certificates for the shares of Series B Preferred Stock are to be surrendered for payment if the shares are certificated; and

  •
  that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate on the redemption date.

          If we redeem fewer than all the shares of Series B Preferred Stock, the notice of redemption mailed to each holder will also specify the number of shares of Series B Preferred Stock that we will redeem from each holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose in our sole discretion. If redemption is to be by lot and, as a result of such redemption, any person would become a beneficial owner of shares of Series B Preferred Stock in excess of the ownership limit described under "— Restrictions on Ownership and Transfer," then, subject to certain exceptions contained in our charter, we will redeem the requisite number of such shares of Series B Preferred Stock so that no person will beneficially own in excess of such ownership limit.

          If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accumulated and unpaid dividends up to, but not including, the redemption date.

          The holders of the Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of shares of Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B Preferred Stock to be redeemed.

          The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under "— Restrictions on Ownership and Transfer" in this prospectus supplement. In order to ensure that we continue to meet the requirements for qualification as a REIT, the shares of Series B Preferred Stock will be subject to the restrictions on ownership and transfer in our charter.

          Subject to applicable law and the restrictions described below, we may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that we redeem will have the status of authorized but unissued preferred stock without designation as to series.

          Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed; provided, however, that we may redeem or purchase shares of Series B Preferred Stock as described below under "— Restrictions on Ownership and Transfer" in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series B Preferred Stock. In addition, unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for our equity securities ranking junior to the Series B Preferred Stock as to dividends or upon liquidation); provided, however, that we may purchase or acquire shares of Series B Preferred Stock for the purpose of preserving our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Special Optional Redemption

          Upon the occurrence of a Change of Control, we may, at our option, redeem the shares of the Series B Preferred Stock, in whole or in part, and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to shares of the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of such shares of Series B Preferred Stock will not have the conversion right described below under "— Conversion Rights."

          We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series B Preferred Stock except as to the holders to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series B Preferred Stock to be redeemed;

  •
  the place or places where the certificates for the shares of Series B Preferred Stock are to be surrendered for payment if the shares are certificated;

  •
  that the shares of Series B Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

  •
  that the holders of the shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

  •
  that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate on the redemption date.

          If we redeem fewer than all the shares of Series B Preferred Stock, the notice of redemption mailed to each holder will also specify the number of shares of Series B Preferred Stock that we will redeem from each holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. If redemption is to be by lot and, as a result of such redemption, any person would become a beneficial owner of shares of Series B Preferred Stock in excess of the ownership limit described under "— Restrictions on Ownership and Transfer," then, subject to certain exceptions contained in our charter, we will redeem the requisite number of such shares of Series B Preferred Stock so that no person will beneficially own in excess of such ownership limits.

          If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the shares of Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accumulated and unpaid dividends up to, but not including, the redemption date.

          The holders of the Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B Preferred Stock to be redeemed.

          Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed; provided, however, that we may purchase shares of Series B Preferred Stock as described below under " — Restrictions on Ownership and Transfer" in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series B Preferred Stock. In addition, unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for our equity securities ranking junior to the Series B Preferred Stock as to dividends or upon liquidation); provided, however, that we may purchase or acquire shares of Series B Preferred Stock for the purpose of preserving our status as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

          Any shares of Series B Preferred Stock that we redeem will have the status of authorized but unissued preferred stock without designation as to series.

          A "Change of Control" is when, after the first date of issuance of any shares of Series B Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or their equivalent, including ADRs representing such securities) listed on the NYSE, the NYSE MKT LLC or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or NASDAQ.

Conversion Rights

          Upon the occurrence of a Change of Control, each holder of the Series B Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock as described under "— Optional Redemption" or

"— Special Optional Redemption," to convert some of or all the shares of Series B Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the "Common Stock Conversion Consideration") equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum)               common shares in the aggregate (or equivalent Alternative Conversion Consideration, as applicable) by (ii) the Common Stock Price; and

  •
                            (i.e., the Share Cap).

          The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a dividend payable in shares of our common stock), subdivisions or combinations (in each case, a "Stock Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

          For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed             shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), which amount is subject to increase, on a pro rata basis, to             shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) to the extent the underwriters exercise their overallotment option to purchase additional Series B Preferred Stock (the "Exchange Cap"). The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series B Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary and (ii) is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

          In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of shares of Series B Preferred Stock will receive upon conversion of such shares of Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

          If the holders of our common stock had the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participated in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

          We will not issue fractional shares of our common stock upon the conversion of shares of Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares.

          Within 15 days following the occurrence of a Change of Control, unless we have provided notice of our intention to redeem all the shares of Series B Preferred Stock, we will provide to holders of the Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. We will send the notice to your address shown on our stock transfer book. Notice will also be provided to our stock transfer agent. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of the Series B Preferred Stock may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the shares of Series B Preferred Stock, holders will not be able to convert shares of Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of the Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

          We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series B Preferred Stock.

          To exercise the Change of Control Conversion Right, the holders of the Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of Series B Preferred Stock to be converted; and

  •
  that the shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

          The "Change of Control Conversion Date" is the date the shares of Series B Preferred Stock are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Preferred Stock.

          The "Common Stock Price" will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; and (ii) the average of the closing prices for our common stock on the NYSE for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

          Holders of the Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series B Preferred Stock;

  •
  if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

  •
  the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

          Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company ("DTC").

          Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

          We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

          In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series B Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of Series B Preferred Stock will be entitled to convert such shares of Series B Preferred Stock for shares of our common stock to the extent that receipt of such shares of our common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series B Preferred Stock, unless we provide an exemption from this limitation for such holder. See "— Restrictions on Ownership and Transfer," below.

          These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors — The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company."

          Except as provided above in connection with a Change of Control, shares of the Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

Voting Rights

          Holders of the Series B Preferred Stock will have no voting rights, except as set forth below.

          Whenever dividends on the Series B Preferred Stock are due but unpaid for 18 or more monthly periods, whether or not consecutive (a "Preferred Dividend Default"), the number of directors then constituting our Board of Directors will be increased by two and holders of the Series B Preferred Stock, voting together as a single class with the holders of any Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our Board of Directors (the "Preferred Stock Directors") at a special meeting called by the holders of at least 33% of the outstanding shares of the Series B Preferred Stock or the holders of at least 33% of the outstanding shares of any such series of Parity Preferred Stock if the request is received 90 or more days before the next annual or special meeting of stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until all undeclared and unpaid dividends on the Series B Preferred Stock for the past dividend periods and the then-current dividend period have been paid or declared and set apart for payment in full.

          If and when all accumulated dividends in arrears and dividends for the then-current dividend period on the Series B Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Stock will be divested of the voting rights as described in this section (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears and the dividends for the then current dividend period have been paid in full or set apart for payment in full on all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights set forth as described in this section (voting together as a single class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights set forth in this section (voting together as a single class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter on which our Board of Directors votes.

          So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time: (i) authorize or create, or increase the number of authorized or issued shares of, any class or series of shares ranking senior to the Series B Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of our company, or reclassify any authorized shares of our company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal our charter (including the articles supplementary classifying the Series B Preferred Stock), whether by merger, conversion, consolidation or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided, however, that with respect to the occurrence of a merger, conversion, consolidation or a sale or lease of all our assets as an entirety, so long as (a) shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged, or (b) the holders of the Series B Preferred Stock receive equity securities with rights, preferences, privileges or voting powers substantially similar, when taken as a whole, to those of the Series B Preferred Stock, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, privileges or voting powers of the Series B Preferred Stock. In addition, any increase in the number of authorized shares of Series B Preferred Stock or the creation or issuance, or increase in the number of authorized shares, of any other class or series of equity securities ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Series B Preferred Stock.

          In any matter in which the shares of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote. If the holders of the Series B Preferred Stock and another series of preferred stock, if any, are entitled to vote together as a single class on any matter, the shares of Series B Preferred Stock and the shares of the other series will have one vote for each $25.00 per share liquidation preference.

Information Rights

          During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series B Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of the Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

          In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made).

          Our charter contains restrictions on the ownership and transfer of our stock, including the Series B Preferred Stock, that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an "ownership limit" and collectively as the "ownership limits." A person or entity that would have acquired beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a "prohibited owner."

          The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby violate the applicable ownership limit.

          Our Board of Directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive all or any component of the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if:

  •
  the stockholder's ownership in excess of the ownership limit would not result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would not result in our failing to qualify as a REIT or cause any of our income to fail to qualify as "rents from real property" for the purposes of 856(d) of the Code;

  •
  subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant; and

  •
  the person agrees that any violation of the representations and undertakings given in connection with the grant of an excepted holder limit will result in the transfer of such shares of stock to a trust as described below.

          As a condition of its waiver or grant of an excepted holder limit, our Board of Directors may, but is not required to, require an opinion of counsel or a ruling of the Internal Revenue Service satisfactory to our Board of Directors with respect to our qualification as a REIT.

          Our Board of Directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person's beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of shares of our stock or beneficial or constructive ownership of our stock will violate the decreased ownership limit. Our Board of Directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to beneficially own more than 49.9% in value of our outstanding stock or otherwise result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

          Our charter further prohibits:

  •
  any person from beneficially or constructively owning shares of our stock that could result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT or cause any of our income to fail to qualify as "rents from real property" for the purposes of 856(d) of the Code; and

  •
  any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

          Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must immediately give written notice to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

          The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

          Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our Board of Directors, or could result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT or cause any of our income to fail to qualify as "rents from real property" for the purposes of 856(d) of the Code, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

          Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock.

          Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person's beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is a beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

          These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our capital stock that our stockholders believe to be in their best interest. In addition, these restrictions may limit the ability of holders of the Series B Preferred Stock to convert their shares of Series B Preferred Stock into shares of our common stock.

Preemptive Rights

          No holders of the Series B Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for shares of our common stock or any other security of our company.

Book-Entry Procedures

          DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of the Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

          Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

          DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

          When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the shares of Series B Preferred Stock on DTC's records. You, as the actual owner of the shares of Series B Preferred Stock, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

          You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased shares of the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

          Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          We understand that, under DTC's existing practices, if we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If fewer than all the shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant's holdings of shares of Series B Preferred Stock in accordance with its procedures.

          In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

          Dividends on the Series B Preferred Stock will be made directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

          Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

          DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the shares of Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for shares of Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue shares of Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

          According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

          Initial settlement for the shares of Series B Preferred Stock will be made in immediately available funds. Secondary market trading among Direct and Indirect Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

 SUPPLEMENTAL FEDERAL INCOME TAX CONSEQUENCES

          This discussion is a supplement to, and is intended to be read together with, the discussion contained under the heading "Material United States Federal Income Tax Consequences" in the accompanying prospectus. This discussion is for general information only and is not tax advice.

          The following discussion should replace the discussion under the heading "Material United States Federal Income Tax Consequences — Taxation of Non-U.S. Holders — Additional Withholding and Reporting Requirements Relating to Foreign Accounts" on page 49 of the accompanying prospectus.

          Additional Withholding and Reporting Requirements Relating to Foreign Accounts.    Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, the Series B Preferred Stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally currently apply to payments of dividends on the Series B Preferred Stock and generally will apply to payments of gross proceeds from a sale or other disposition of the Series B Preferred Stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. holders and non-U.S. holders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

          The following discussion has been inserted into the accompanying prospectus immediately following the heading "Material United States Federal Income Tax Consequences — Other Tax Consequences" on page 50 of the accompanying prospectus.

Recent Legislative Changes

          The American Taxpayer Relief Act of 2012 ("ATRA"), was enacted on January 2, 2013. Certain provisions of U.S. federal income tax law relating to individual ordinary income tax rates, capital gain taxation (including the taxation of capital gain dividends) and the applicability of capital gain rates to dividends designated as "qualified dividend income" were scheduled to "sunset" and revert to provisions of prior law for taxable years beginning after December 31, 2012. ATRA has modified those rules. For taxable years beginning after 2012, for noncorporate taxpayers, the highest ordinary income tax rate is 39.6% and both the maximum capital gain tax rate (for gain other than "unrecaptured section 1250 gain") and the maximum rate applicable to qualified dividend income generally is 20%, without taking into account the 3.8% Medicare tax, discussed in this prospectus under "Material United States Federal Income Tax Consequences — Taxation of U.S. Holders — Net Investment Income."

UNDERWRITING

          Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters named below, for whom Wells Fargo Securities, LLC is acting as representative, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the respective number of shares of Series B Preferred Stock shown opposite their names below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC

Total

          The underwriters have agreed, severally and not jointly, to purchase all the shares of Series B Preferred Stock sold under the underwriting agreement if any of those shares of Series B Preferred Stock are purchased, other than those shares of Series B Preferred Stock covered by the overallotment option described below.

          We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

          The underwriters are offering the shares of Series B Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel and other conditions such as the receipt by the underwriters of officers' certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

          The representatives have advised us that they propose initially to offer the shares of Series B Preferred Stock to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $             per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per share to other dealers. After the initial offering, the public offering price and other selling terms may be changed.

          The following table shows the per share and total public offering price, the underwriting discount and proceeds before expenses to us. This information assumes either no exercise or full exercise by the underwriters of their overallotment option described below.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

          The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $             and are payable by us.

Overallotment Option

          We have granted an option to the underwriters to purchase up to                                       additional shares of Series B Preferred Stock at the public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount, solely to cover overallotments. To the extent this option is exercised, each underwriter will become obligated, subject to conditions, to purchase a number of additional shares of Series B Preferred Stock approximately proportionate to that underwriter's initial purchase commitment. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If any additional shares of Series B Preferred Stock are purchased, the underwriters will offer the additional shares of Series B Preferred Stock on the same terms as those on which the                                       shares of Series B Preferred Stock are being offered.

No Sales of Series B Preferred Stock

          We have agreed that, for a period of 30 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of the representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any shares of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for or repayable with shares of Series B Preferred Stock, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of shares of Series B Preferred Stock or other securities, in cash or otherwise.

New York Stock Exchange Listing

          No market currently exists for the Series B Preferred Stock. We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol "IRCPrB." If listing is approved, we expect trading to commence within 30 days after initial delivery of the shares of Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock before commencement of trading on the NYSE. They will have no obligation to make a market in the Series B Preferred Stock, however, and may cease market-making activities, if commenced, at any time.

Price Stabilization and Short Positions

          Until the distribution of the shares of Series B Preferred Stock is completed, SEC rules may limit the ability of the underwriters to bid for or purchase shares of Series B Preferred Stock. However, the representatives may engage in transactions that stabilize the price of the shares of Series B Preferred Stock, such as bids or purchases to peg, fix or maintain that price.

          If the underwriters create a short position in the shares of Series B Preferred Stock in connection with this offering, i.e., if they sell more shares of Series B Preferred Stock than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing shares of Series B Preferred Stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of shares of Series B Preferred Stock to stabilize the per share price or to reduce a short position may cause the price of shares of Series B Preferred Stock to be higher than it might be in the absence of those purchases.

          Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of Series B Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

United Kingdom

          Each underwriter shall be deemed to have represented, warranted and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the shares of Series B Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of Series B Preferred Stock in, from or otherwise involving the United Kingdom.

          This prospectus supplement is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as "relevant persons"). The shares of Series B Preferred Stock are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

European Economic Area

          In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any shares of the Series B Preferred Stock that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of the Series B Preferred Stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  at anytime to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than "qualified investors," as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Series B Preferred Stock shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of the Series B Preferred Stock to the public" in relation to the Series B Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series B Preferred Stock to be offered so as to enable an investor to decide to purchase the Series B Preferred Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Other Relationships

          The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. We may use the net proceeds of this offering for the repayment of indebtedness. Furthermore, affiliates of certain of the underwriters are lenders under our line of credit. To the extent any of the proceeds from the offering are used to repay amounts outstanding under our line of credit, these affiliates may receive a portion of the net proceeds of this offering proportionate to their respective commitments under the line of credit.

          In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of us or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions, which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

          The consolidated financial statements and the related financial statement schedule of Inland Real Estate Corporation as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2013, have been incorporated by reference herein and in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

          Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Venable LLP, Baltimore, Maryland. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The documents listed below have been filed by us under the Exchange Act, with the SEC and are incorporated by reference in this prospectus supplement:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2013;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on January 23, 2014, May 6, 2014, June 23, 2014, August 6, 2014 and August 8, 2014; and

  •
  the description of the common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 17, 2004, including any amendments as reports filed for the purpose of updating this description.

          We are also incorporating by reference into this prospectus supplement all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the date of this prospectus supplement and prior to the termination of the sale of the securities offered by this prospectus supplement. This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.

          Copies of all documents which are incorporated by reference in this prospectus supplement and the prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the prospectus is delivered, upon written or oral request. Requests should be directed to Inland Real Estate Corporation, Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, Illinois 60523 (telephone (630) 218-8000). You may also obtain copies of these filings, at no cost, by accessing our website at http://www.inlandrealestate.com; however, the information found on our website is not considered part of this prospectus supplement or the prospectus.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a shelf registration statement under the Securities Act with respect to the securities offered hereunder. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement. For further information regarding our company and our securities, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549.

          You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus supplement, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

PROSPECTUS

Inland Real Estate Corporation

Debt Securities, Preferred Stock,
Depositary Shares, Common Stock and Securities Warrants

        We may from time-to-time offer to sell our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an initial aggregate offering price which will not exceed $606,121,000. We may also offer units comprising one or more of the other securities described in this prospectus in any combination. We will determine when we sell securities, the amount of securities to be sold and the prices and other terms on which such securities will be sold. We may sell securities to or through underwriters, through dealers, through agents, directly to purchasers on a continuous or delayed basis and as otherwise described in this prospectus.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet, which will precede the prospectus supplement.

        In each prospectus supplement we will include the following information:

  •
  The names of the underwriters, dealers or agents, if any, through which we will sell the securities.

  •
  The terms of the plan of distribution for the sale of the securities.

  •
  The proposed amount of securities, if any, which the underwriters will purchase.

  •
  The compensation, if any, of those underwriters, dealers or agents.

  •
  The public offering price of the securities.

  •
  Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

  •
  Any other material information about the offering and sale of the securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "IRC." Our 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value is traded on the New York Stock Exchange under the symbol "IRC.PRA."

        Investment in these securities involves a high degree of risk. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2012

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus filed by the Company. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any such free writing prospectus. This prospectus, any applicable prospectus supplement or any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any applicable prospectus supplement or any such free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. When we deliver this prospectus, any applicable prospectus supplement or any such free writing prospectus or make a sale pursuant to this prospectus, any applicable prospectus supplement or any such free writing prospectus, we are not implying that the information is current as of the date of the delivery or sale.

ii

        When used in this prospectus "the Company," "we," "us," or "our" refers to Inland Real Estate Corporation and its direct and indirect subsidiaries on a consolidated basis.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Using this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities or units in one or more offerings for an aggregate initial public offering price of up to $606,121,000. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. That prospectus supplement or any free writing prospectus filed in connection with that offering may also add, update or change information contained or incorporated by reference in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Certain Documents by Reference." You should read both this prospectus, any prospectus supplement and any free writing prospectus together with additional information described below in the section entitled "Where You Can Find More Information."

ABOUT US

        We are a Maryland corporation formed on May 12, 1994. We are a self-managed, publicly traded real estate investment trust ("REIT") that owns and operates neighborhood, community, power and single tenant retail centers. We also may construct or develop properties or render services in connection with such development or construction. As of June 30, 2012, we owned interests in 149 investment properties, including 38 owned through our unconsolidated joint ventures. Our development joint venture properties are not included as investment properties until they reach what we believe is a stabilized occupancy rate.

        We engage in certain activities through Inland Venture Corporation and Inland Exchange Venture Corporation, each of which is a wholly-owned taxable REIT subsidiary ("TRS") entity. These entities engage in activities that produce income that otherwise would not be REIT qualifying income, such as managing properties owned by ventures in which we are not a partner. The TRS entities are subject to federal and state income and franchise taxes from these activities.

        We have qualified and elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for U.S. federal income tax purposes commencing with the tax year ended December 31, 1995. Since we qualify for taxation as a REIT, we generally are not subject to U.S. federal income tax on taxable income that is distributed to stockholders. As a REIT, we are subject to a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income to our stockholders, subject to certain adjustments. If we fail to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, we will be subject to federal and state income taxes on our taxable income at regular corporate tax rates. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income, property or net worth and federal income and excise taxes on our undistributed income.

        Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and our telephone number at that address is (630) 218-8000. Our web site is located at www.inlandrealestate.com. We also post our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance on this web site. The information on, or linked to from, the web site is not part of and is not incorporated by reference into this prospectus.

RISK FACTORS

        Investing in our securities involves various risks. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement, including the risks described in our Annual Report on Form 10-K for the fiscal year ended on December 31, 2011, subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as other information and data set forth in this prospectus and the documents incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

        For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings (loss) have been calculated by adding fixed charges, excluding capitalized interest, to net income (loss). Fixed charges and preferred dividends consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, preferred dividends and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Six Months Ended June 30		Year Ended December 31
	2012		2011	2010	2009	2008	2007
Ratio of earnings (loss) to combined fixed charges and preferred dividends(1)	0.85	(2)	1.02	1.16	1.65	1.54	1.80

(1)
The company did not have any preferred stock outstanding for the periods prior to the year ended December 31, 2011.

(2)
For this period, earnings were less than fixed charges. The amount of the deficiency, or the amount of fixed charges in excess of earnings, was approximately $3,283,000.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," or "anticipates" or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

        The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which reflect only our management's analysis. We assume no obligation to update forward-looking statements.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. If we identify any specific use for the net proceeds from the sale of securities, we will describe such use in the accompanying prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

  General

        Our authorized capital stock consists of 500,000,000 shares of common stock, $0.01 par value per share, and 12,000,000 shares of preferred stock, $0.01 par value per share, 4,400,000 of which are classified as 8.125% Series A Preferred Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"). As of October 12, 2012, we had 89,257,877 shares of common stock issued and outstanding and 4,400,000 shares of Series A Preferred Stock issued and outstanding.

        With respect to payment of dividends and amounts due upon liquidation, dissolution, or winding up, our preferred stock will rank senior to our common stock. Our common stock and our Series A Preferred Stock are listed on the NYSE under the symbols "IRC" and "IRCPRA," respectively. Registrar and Transfer Company is the transfer agent and registrar of our common stock and our Series A Preferred Stock.

  Common Stock

        Voting Rights.    Each share of common stock has the same rights and is identical in all respects with every other share of common stock. Each share of common stock entitles the holder to one vote per share on each matter submitted to a vote of the stockholders except (1) to the extent voting rights may be limited as discussed in "Restrictions on Transfer, Acquisition and Redemption of Shares" and (2) that, with respect to shares of common stock owned by members of our board of directors or an "Affiliate" (as that term is defined in our charter, as amended ("charter")), neither the members of our board of directors, nor any Affiliate, can vote or consent on matters submitted to the stockholders regarding the removal of any member of our board of directors or any Affiliate or any transaction between us and any member of the board of directors or any Affiliate. With respect to the preceding clause (2) only, shares of common stock held by any member of our board of directors or any Affiliate will not be included in determining the number of outstanding shares of common stock entitled to vote on the matters described in that clause. Stockholders are entitled to vote by written or electronic or telephonic proxies and do not have cumulative voting rights.

        Distributions.    We currently pay distributions to our stockholders on a monthly basis in an amount determined by our board of directors out of funds legally available therefor. Our preferred stockholders have priority over the common stockholders with respect to receiving distributions. Notwithstanding the foregoing, holders of shares of "Excess Stock" (as that term is defined in "Restrictions on Transfer, Acquisition and Redemption of Shares" below) are not entitled to receive distributions paid by us.

        Liquidation.    If we liquidate or dissolve, each issued and outstanding share of common stock would be entitled to participate, pro rata, in any assets remaining after paying, or providing for payment of, all of our known debts and liabilities. Our preferred stockholders will have priority over the common stockholders to any assets distributed in a liquidation or dissolution. Notwithstanding the foregoing, holders of shares of Excess Stock are not entitled to receive liquidating distributions.

        Restrictions on Acquisition of the Common Stock.    See "Restrictions on Transfer, Acquisition and Redemption of Shares" and "Certain Provisions of the MGCL, Our Charter and Our Bylaws" below for discussions of the restrictions and other limitations on the acquisition of shares of common stock.

        Other Characteristics.    Holders of the common stock do not have preemptive rights to purchase or subscribe for any additional shares of common stock or any other security that may be issued by us. Shares of common stock generally are not subject to calls for redemption. Shares of Excess Stock will, however, be deemed to have been offered for sale to us, or our designee, in accordance with the terms of the charter. See "Restrictions on Transfer, Acquisition and Redemption of Shares" below.

        Issuance of Additional Shares.    Our board of directors is authorized to issue additional shares of common stock or securities convertible into common stock and to classify or reclassify, as the case may be, any unissued shares of common stock without prior stockholder approval subject to complying with the rules of the NYSE.

  Preferred Stock

        Authorized and Outstanding.    Under our charter, the board of directors is authorized, subject to certain limitations prescribed by reference to Maryland General Corporation Law (the "MGCL") and the New York Stock Exchange rules, without further stockholder approval, from time to time to issue up to an aggregate of 12,000,000 shares of preferred stock, 4,400,000 of which are classified as Series A Preferred Stock. 4,400,000 shares of Series A Preferred Stock are issued and outstanding.

        Series A Preferred Stock.    The Series A Preferred Stock is entitled to receive cumulative cash dividends at the rate of 8.125% per annum of the $25.00 per share liquidation preference (equal to $2.0313 per annum per share). Generally, we may not redeem the shares of Series A Preferred Stock until October 6, 2016. On and after October 6, 2016, we may, at our option, redeem the shares of Series A Preferred Stock, for cash, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a change of control the result of which our common stock, par value $0.01 per share ("common stock"), and the common securities (or their equivalent, including American Depositary Receipts ("ADRs") representing such securities) of the acquiring or surviving entity are not listed on the New York Stock Exchange (the "NYSE"), the NYSE Amex Equities (the "NYSE Amex") or the NASDAQ Stock Market ("NASDAQ") or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the shares of Series A Preferred Stock, for cash, in whole or in part and within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to any shares of Series A Preferred Stock, the holders of those shares of Series A Preferred Stock will no longer have the conversion rights with respect to those shares as described in the next sentence. The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a change of control by the holders of Series A Preferred Stock. Holders of Series A Preferred Stock generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Stock for eighteen or more monthly periods, whether or not consecutive, the holders of the Series A Preferred Stock, voting as a single class with the holders of any other Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay or set aside for payment all undeclared and unpaid dividends on the Series A Preferred Stock for all prior dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize, create or increase shares ranking senior to the Series A Preferred Stock or to amend our charter in a manner that materially and adversely affects the rights of the Series A Preferred Stock. Among other things, we may, without any vote of the holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock and preferred stock ranking on a parity with the Series A Preferred Stock. The Series A Preferred Stock is listed on the NYSE under the symbol "IRCPRA."

        General.    The statements below describing the preferred stock are in all respects subject to and qualified by reference to the applicable provisions of our charter and bylaws and any applicable articles supplementary to our charter classifying and designating the terms of a series of preferred stock.

        Authorized but unissued preferred stock may be issued in one or more series. Subject to the provisions of our charter regarding beneficial ownership of shares of our common stock or shares of each other outstanding class of our capital stock in excess of the aggregate stock ownership limits per class, each series may have different preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption that may be established by our board of directors without approval from the stockholders. Unless provided in a supplement to this prospectus, the shares of preferred stock to be issued will have no preemptive rights. Reference is made to any supplement to this prospectus relating to the preferred stock offered thereby for specific items, including:

  •
  the number of shares of preferred stock to be issued and the offering price of the preferred stock;

  •
  the title and stated value of the preferred stock;

  •
  dividend rights, rates, periods, payment dates, and methods of calculating the dividends applicable to the preferred stock;

  •
  the date from which distributions on the preferred stock will accumulate, if applicable;

  •
  conversion rights;

  •
  voting rights;

  •
  rights and preferences on liquidation;

  •
  redemption terms;

  •
  the procedures for any auction and remarketing, if any;

  •
  sinking fund provisions;

  •
  any listing of the preferred stock;

  •
  federal income tax consequences applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        Rank.    Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up:

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  senior to all classes or series of common stock, and to all equity securities issued by us, the terms of which specifically provide that the equity securities rank junior to the preferred stock; and

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  on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities rank on a parity with the preferred stock.

        Distributions.    Subject to any preferential rights of any outstanding stock or series of stock and to the provisions of our charter regarding beneficial ownership of shares of our common stock or shares of each other outstanding class of our capital stock in excess of the aggregate ownership limits per class, preferred stockholders, if any, will be entitled to receive distributions, when and as authorized by our board of directors and declared by us, out of legally available funds, and will share in these distributions pro rata with other outstanding parity equity securities, if any.

        Voting Rights.    Unless otherwise indicated in the applicable supplement to this prospectus, holders of preferred stock will not have voting rights.

        Liquidation Preference.    Upon the liquidation, dissolution or winding up of our affairs, before any distribution or payment is made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock, the holders of each series of preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which will not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution provision). After paying the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

        Conversion Rights.    The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. Such terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

        Redemption.    If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our or the holders' option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

        Registrar and Transfer Agent.    The registrar and transfer agent for our preferred stock will be set forth in the applicable supplement to this prospectus.

        If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

  Certain Provisions of the MGCL, Our Charter and Our Bylaws

        The following summary of certain provisions of the MGCL, our charter and our Amended and Restated bylaws ("bylaws") does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable MGCL provisions, our charter and our bylaws.

        As a Maryland corporation, we are subject to certain restrictions concerning certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder" or an affiliate of an interested stockholder. Interested stockholders are persons (1) who beneficially own ten percent or more of the voting power of our outstanding voting stock, or (2) who are Affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of ten percent or more of the voting power of our outstanding stock. A person is not an interested stockholder if the board of directors approved in advance, the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may condition its approval by making it subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, business combinations must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a minimum price for their shares and the consideration is received in cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

        The MGCL also provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or by employees who are directors of the corporation. "Control shares" are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

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  one-third or more but less than a majority, or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our charter states that the control share acquisition statute will not apply to any acquisition of shares of each class of capital stock by an existing holder that is not prohibited or restricted by the restrictions on transfer, acquisition and redemption of our shares contained in Article VIII of our charter. Our charter defines an "existing holder" as (1) a person who was, upon the exchange of any security of the Company, the beneficial owner of a class of our capital stock in excess of the Ownership Limit, as defined below in "Restrictions on Transfer, Acquisition and Redemption of Shares," both upon and immediately after our initial public offering so long as, but only so long as, the person beneficially owns, or would beneficially own, upon the exchange of any security of the Company, any class of our capital stock in excess of the Ownership Limit and (2) any person to whom such an existing holder transfers, subject to the limitations provided by our charter, beneficial ownership of capital stock causing the transferee to beneficially own any class of our capital stock in excess of the Ownership Limit.

        Under the MGCL, a Maryland corporation that has a class of equity securities registered under the Exchange Act and that has at least three directors who (1) are not officers or employees of the corporation, (2) are not acquiring persons, (3) are not directors, officers, affiliates or associates of any acquiring person or (4) are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors, notwithstanding any contrary charter or bylaw provision, to be subject to certain provisions of the MGCL that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation's stockholders. We have not made the election to be governed by these provisions of the MGCL. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum and maximum number, among other provisions.

  Certain Anti-Takeover Provisions in Our Charter and Our Bylaws

        The following discussion is a general summary of certain provisions of our charter and our bylaws that may be deemed to have an "anti-takeover" effect. The description of these provisions is necessarily general and reference should be made in each case to the charter and bylaws.

        Availability of Preferred Stock.    Our charter authorizes the issuance of up to 12,000,000 shares of preferred stock, which may be issued with rights and preferences that could impede an acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could also represent additional capital stock required to be purchased by an acquirer.

        Advance Notice Requirement for Nominations.    With respect to an annual meeting of stockholders, our bylaws require that nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to the notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who is a stockholder of record at the time of giving the notice required by our bylaws, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. These advance notice procedures generally require stockholders to submit written notice, in the form set forth in our bylaws, to our corporate secretary at our principal executive offices not less than forty-five days before the anniversary of the date on which we first mailed the notice of meeting for the prior year's annual meeting. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (1) pursuant to the notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record at the time of giving the notice required by our bylaws, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

        Board of Directors.    Pursuant to our charter, we must have at least three but not more than nine directors, a majority of which must be "independent directors." An "independent director" for purposes of our charter means a director who performs no other services for us, except as a director. Our charter requires that at least one of our independent directors must have had at least three years of relevant real estate experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. For purposes of our bylaws, we have adopted the definition of director "independence" required for independence by the Listed Company Manual of the New York Stock Exchange.

        Amendment of Bylaws.    Our bylaws may be altered, amended or repealed in a manner not inconsistent with the charter or the MGCL at any properly constituted meeting of our board of directors by a majority vote of the directors present at the meeting except for matters requiring a greater vote; provided that any bylaw adopted by the stockholders may not be altered, amended or repealed without a stockholder vote.

        Amendment of the Charter; Extraordinary Actions.    We reserve the right from time to time to amend our charter; provided that the concurrence of a majority of the outstanding shares of common stock must be obtained for the board to (1) amend the charter, except for amendments to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits, including amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, (2) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution, (3) cause a merger or other reorganization of the Company or (4) dissolve or liquidate the Company, other than before the initial investment in a property by us. For purposes of the preceding clause (2), a sale of all or substantially all of our assets means the sale of two-thirds or more of our assets based on the total number of properties or the current fair market value of those assets.

        Conversion Transactions and Roll-Ups.    Our charter requires that certain exchange offers, mergers, consolidations or similar transactions involving us in which the holders of shares of common stock receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management be approved by all of our independent directors and by the holders of 66% in interest of the shares of common stock, except for any transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the holders of common stock. Standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by our board of directors, a majority of whom are independent.

        In connection with a proposed "Roll-Up" (as that term is defined below and in the charter), an appraisal of all of our assets must be obtained from an "Independent Expert" (as that term is defined in the charter). The appraisal must be included in a prospectus used to offer the securities of a "Roll-Up Entity" (as that term is defined in the charter) and filed with the SEC as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violating Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal must be based on an evaluation of all relevant information indicating the value of our assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal must assume an orderly liquidation of our assets over a twelve-month period. The terms of the engagement of the Independent Expert must clearly state that the engagement is for our benefit and our holders of common stock. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our stockholders in connection with a proposed Roll-Up. A "Roll-Up" is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities of a Roll-Up Entity. A Roll-Up does not include (1) a transaction involving any of our securities that have been listed on a national securities exchange for at least twelve months or (2) a transaction involving the conversion by us to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) voting rights of holders of common stock; (b) our term and existence; or (c) our investment objectives.

        Notwithstanding the foregoing, we may not participate in any proposed Roll-Up which would:

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  result in the holders of common stock having rights to meetings less frequently or which are more restrictive than those provided in the charter;

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  result in the holders of common stock having voting rights that are less than those provided in the charter;

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  result in the holders of common stock having greater liability than as provided in the charter;

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  result in the holders of common stock having rights to receive reports that are less than those provided in the charter;

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  result in the holders of common stock having access to records that are more limited than those provided in the charter;

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  include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

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  limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the shares held by that investor;

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  result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the charter; or

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  place any of the costs of the transaction on us if the Roll-Up is not approved by the stockholders.

        We may participate in a proposed Roll-Up if the holders of common stock would have rights, and be subject to restrictions, comparable to those contained in the charter, with the prior approval of the holders of a majority of the outstanding shares of common stock.

        Stockholders who vote "no" on a proposed Roll-Up must have the choice of (1) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up or (2) one of either: (a) remaining as our stockholders and preserving their interests therein on the same terms and conditions as previously existed; or (b) receiving cash in an amount equal to the stockholders' pro rata share of the appraised value of our net assets.

        The foregoing provisions in the charter and bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interests.

  Restrictions on Transfer, Acquisition and Redemption of Shares of Capital Stock

        The following discussion is a general summary of certain provisions of our charter that restrict the transfer and acquisition of our capital stock. The description of these provisions is necessarily general and reference should be made in each case to our charter.

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be beneficially owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

        Because our board of directors believes it is essential for us to continue qualifying as a REIT and for other purposes, our charter provides that no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of shares of our common stock or shares of any other outstanding separate class of our capital stock, unless approved by the board. Our board of directors, upon receipt of a ruling from the Internal Revenue Service ("IRS"), an opinion of counsel or other evidence satisfactory to our board of directors and upon other conditions as our board of directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give us written notice of the proposed transfer no later than fifteen days prior to any transfer which, if effected, would result in the intended transferee owning shares of a class of our capital stock in excess of the Ownership Limit. Our board of directors may require any opinions of counsel, affidavits, undertakings or agreements it deems necessary or advisable to determine or ensure our status as a REIT. Any transfer of shares that would:

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  create a direct or indirect beneficial ownership of shares of a class of our capital stock in excess of the Ownership Limit;

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  result in shares of a class of our capital stock being beneficially owned by fewer than 100 persons; or

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  result in us being "closely-held" within the meaning of Code Section 856(h), or otherwise failing to qualify as a REIT,

will be null and void, and the intended transferee will acquire no right to these shares. Notwithstanding the foregoing, any purported transfer of shares of a class of our capital stock that would result in a person beneficially owning such shares in excess of the Ownership Limit or cause us to become "closely-held" under Code Section 856(h) that is not otherwise permitted as provided above will constitute excess stock ("Excess Stock"). In addition to other consequences provided in our charter, shares of Excess Stock will be deemed to have been offered for sale to us. We have the right to accept the offer for a period of 90 days after the later of (a) the date of transfer which resulted in the Excess Stock, and (b) the date our board of directors determines, in good faith, that a transfer resulting in Excess Stock has occurred if we do not receive a notice of the transfer pursuant to the terms of our charter. These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of capital stock might receive a premium for their shares over the then prevailing market price or a price which these holders might believe to be otherwise in their best interest.

 DESCRIPTION OF DEPOSITARY SHARES

  General

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption "Where You Can Find More Information."

  Dividends and Other Distributions

        The preferred stock depositary will distribute all dividends (cash or otherwise) received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

  Withdrawal of Preferred Stock

        Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder's order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

  Redemption of Depositary Shares

        If we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we must have paid the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

        From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

  Voting

        Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

  Liquidation Preference

        If we liquidate, dissolve or wind up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

  Conversion

        The depositary shares will not be convertible directly into our common stock or any other of our securities or property, except in connection with exchanges to preserve our status as a REIT. Holders of depositary receipts evidencing convertible preferred stock may surrender the depositary receipts to the depositary with instructions directing us to convert the class or series of preferred stock represented by the related depositary shares into whole shares of common stock, other shares of a class or series of preferred stock or other securities if specified in the prospectus supplement relating to the offering of the depositary shares. Upon receipt of these instructions, and payment of any applicable fees, we will convert or exchange the preferred stock using the same procedures we use for delivery of preferred stock. If a holder is converting only part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted. We will not issue any fractional shares of our common stock upon conversion, and if a conversion would result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

  Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment may impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective will be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if:

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  termination is necessary to preserve our status as a REIT, or

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  a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

        In addition, the deposit agreement will automatically terminate if:

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  all outstanding depositary shares issued thereunder have been redeemed,

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  there has been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

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  each share of preferred stock subject to that deposit agreement has been converted into our stock not so represented by depositary shares.

  Charges of Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses the preferred stock depositary incurs while performing its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

  Resignation and Removal of Preferred Stock Depositary

        The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within sixty days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

  Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

        Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred stock depositary will receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.

        The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

  General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

        Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

        The prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

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  their title and whether they are senior securities or subordinated securities;

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  their initial aggregate principal amount and any limit on their aggregate principal amount;

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  the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

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  the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

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  if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

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  if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

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  the date or dates, or the method for determining the date or dates, on which the principal will be payable;

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  the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

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  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places where the principal of (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

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  our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

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  if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

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  whether the payments of principal of (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

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  any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

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  any provisions for collateral security for their repayment;

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  whether they will be issued in certificated or book-entry form;

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  whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

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  the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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  whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

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  any other terms and any deletions from or modifications or additions to the applicable indenture.

        The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the applicable prospectus supplement.

        The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

        Restrictions on ownership and transfer of our common stock and preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfer, Acquisition and Redemption of Shares." Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Merger, Consolidation or Sale

        The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

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  we are the continuing corporation, or the successor corporation (if other than IRC) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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  immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

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  an officer's certificate and legal opinion covering these conditions will be delivered to the trustee.

  Covenants

        The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

  Events of Default, Notice and Waiver

        Each indenture will describe specific "events of default" with respect to a series of debt securities issued under the indenture. These "events of default" are likely to include (with grace and cure periods):

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  our failure to pay any installment of interest;

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  our failure to pay their principal (or premium, if any) at their maturity;

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  our failure to make any required sinking fund payment;

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  our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

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  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

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  all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

        Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

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  payment default; or

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  covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

        Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

        Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

        Subject to indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

        Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

  Modification of the Indenture

        The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

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  change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

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  reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

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  change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

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  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

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  reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

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  modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

        A record date may be set for any act of the holders with respect to consenting to any amendment.

        The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

  Redemption of Debt Securities

        The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

  Conversion of Debt Securities

        The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

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  whether the debt securities are convertible into shares of our common stock or preferred stock;

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  the conversion price (or the manner of calculating the price);

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  the conversion period;

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  the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

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  any restrictions on conversion.

  Subordination

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

  Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of the participants.

        If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

  Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

        The following describes the securities warrants we may issue and outlines some of the general terms and provisions that each of the warrant agreement, the warrants and the warrant certificates are likely to contain. The description is not complete and is qualified entirely by reference to the relevant prospectus supplement describing the terms of any securities warrants we actually propose to issue. The terms may differ materially from the description of terms below.

  General

        We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. These warrants may be issued independently or together with common stock, preferred stock, depositary shares or debt securities. The warrants may be attached to, or separate from, the other securities.

        Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the relevant prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrant certificates relating to the securities warrants and will not assume any obligation or relationship of agency or trust for, or with, any holders of securities warrant certificates or beneficial owners of securities warrants.

        The relevant prospectus supplement relating to a series of warrants will disclose the name and address of the warrant agent, describe the terms of the warrant agreement and the series of warrants including:

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  the offering price;

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  the currency for which the warrants may be purchased;

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  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

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  the date which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, or common stock, the number of shares of preferred stock, or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

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  the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

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  whether the warrants or related securities will be listed on any securities exchange;

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  the terms of the securities issuable upon exercise of those warrants;

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  whether the warrants will be issued in global or certificated form; and

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  any other terms of the warrants.

        Prior to exercise, warrant holders will not have any rights as holders of the securities issuable on exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

        Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax consequences relevant to the warrants.

  Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After 5:00 p.m., New York time, on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described under "Description of Debt Securities—Global Securities," by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of payment and the warrant certificate or exercise notice properly executed at the warrant agent's corporate trust office or any other office indicated in the relevant prospectus supplement, we will, in the time period the relevant warrant agreement provides, deliver the securities issuable upon exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants unless the unexercised warrants have become void.

  Anti-dilution Provisions

        In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

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  the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

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  the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

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  any distribution to our common stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

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  any other events mentioned in the relevant prospectus supplement.

        No adjustment in the number of shares of common stock purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

  Modification

        We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrant holder's consent, for the purpose of:

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  curing any ambiguity or any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

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  evidencing the succession of another corporation to IRC and its assumption of our covenants contained in the warrant agreement and the warrants;

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  appointing a successor depositary, if the warrants are issued in the form of global securities;

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  evidencing a successor warrant agent's acceptance of appointment with respect to the warrants;

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  adding to our covenants for the warrant holders' benefit or surrendering any right or power conferred upon us under the warrant agreement issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

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  amending the warrant agreement and the warrants as we deem necessary or desirable, provided that the amendment will not adversely affect the warrant holders' interests in any material respect.

        We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants for the purpose of adding, modifying or eliminating any of the warrant agreement's provisions or of modifying the holders' rights; provided that the consent of such warrant holder will be required for any amendment that:

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  changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

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  shortens the time period during which the warrants may be exercised;

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  otherwise adversely affects the exercise rights of such warrant holders in any material respect; or

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  reduces the number of unexercised warrants.

  Consolidation, Merger and Sale of Assets

        Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation, provided that:

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  either we must be the continuing corporation, or the corporation other than IRC formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under U.S. or state law and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

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  we or that successor corporation must not immediately be in default under that warrant agreement.

  Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent's consent or the consent of any other warrant holder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

  Replacement of Warrant Certificates

        We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to us and them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. The warrant holder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

  Title

        We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person or entity entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See "Description of Debt Securities—Global Debt Securities."

DESCRIPTION OF UNITS

        We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summarizes (1) the material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and (2) the U.S. federal income tax consequences relating to the ownership and disposition of our capital stock that are likely to be material to a holder of our capital stock. Shefsky & Froelich Ltd. has acted as our counsel, has reviewed this summary, and is of the opinion that the description of the law and the legal conclusions contained herein are correct in all material respects. This summary is not tax advice from us.

        This information is based on:

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  the Code;

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  current, temporary and proposed Treasury Regulations promulgated under the Code;

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  the legislative history of the Code;

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  current administrative interpretations and practices of the Internal Revenue Service (the "IRS"); and

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  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions may adversely affect the tax consequences contained in this discussion. Any change of this type could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences.

        This summary applies only to persons who hold our capital stock as capital assets within the meaning of Section 1221 of the Code (that is, generally for investment purposes). This summary does not discuss all aspects of federal income taxation that may be relevant to holders in light of their special circumstances or to holders subject to special tax rules (such as financial institutions, insurance companies, tax-exempt organizations (except as specifically discussed below), regulated investment companies, REITs, partnerships (including any entity classified as a partnership for U.S. federal income tax purposes), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who hold our capital stock through a partnership or other pass-through entity, persons subject to alternative minimum tax, persons holding our capital stock as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar or persons who have ceased to be U.S. citizens or to be taxed as resident aliens). This summary also does not discuss any tax consequences arising under the United States federal estate and gift tax laws or the laws of any state, local, foreign or other taxing jurisdiction.

        You are urged to consult your tax advisors regarding the tax consequences to you of:

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  the acquisition, ownership and sale or other disposition of shares of our capital stock, including the federal, state, local, foreign and other tax consequences;

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  our election to be taxed as a REIT for federal income tax purposes; and

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  potential changes in the tax laws.

        As used in this summary, the term "U.S. holder" means a beneficial owner of shares of our capital stock, that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person (as defined under the Code).

        As used in this summary, the term "non-U.S. holder" means a beneficial owner of shares of our capital stock (other than a partnership, including any entity classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our capital stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders of shares of our capital stock that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the United States federal income tax consequences of holding shares of our capital stock.

        THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE FROM US. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF HOLDING SHARES OF OUR CAPITAL STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

  Taxation of the Company

        General.    We were formed on May 12, 1994 and elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with the tax year ended December 31, 1995. We believe that we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with the tax year ended December 31, 1995. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Given the complex nature of the REIT qualification requirements, the importance of ongoing factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify" below.

        The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and related administrative and judicial interpretations thereof.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that typically results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. For tax years through 2012, stockholders who are individual United States stockholders generally are taxed on corporate dividends at a maximum rate of 15% (the same as the maximum rate applicable to long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual United States stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. As long as we qualify as a REIT we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders; however, we will be required to pay federal income tax as follows:

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  First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

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  Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under certain circumstances.

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  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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  Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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  Sixth, if we fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.

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  Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.

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  Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.

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  Ninth, if we acquire any asset from a corporation which is, has been or has acquired the asset from a C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period (generally the ten-year period beginning on the date the asset first became held by an entity other than a C corporation, including us, another REIT or an S corporation, whether by acquisition or conversion from a C corporation), then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition gain assume that certain elections specified in applicable Treasury Regulations either are made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.

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  Tenth, we will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by any of our "taxable REIT subsidiaries." See "—Ownership of Interests in Taxable REIT Subsidiaries" below. Redetermined deductions and excess interest generally represent amounts that are deducted by one of our taxable REIT subsidiaries for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

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  Eleventh, if we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the capital gain; each stockholder will be required to include the stockholder's proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder's income, and each of our stockholders will receive a credit or refund for the stockholder's proportionate share of the tax we pay.

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  Twelfth, we may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3)   that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

          (4)   that is not a financial institution or an insurance company within the meaning of the Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   of which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain specified entities, during the last half of each taxable year;

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

          (8)   that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities generally are treated as individuals; other entities, including pension funds, are subject to "look-through" attribution rules to determine the individuals who constructively own the stock held by the entity.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to, among other purposes, assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described above under the heading "Restrictions on Transfer, Acquisition and Redemption of Shares." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the following sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the Code and applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify" below.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships and Limited Liability Companies.    We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership's share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in "—Tax Aspects of Partnerships and Limited Liability Companies." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are classified as partnerships for U.S. federal income tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described below, we will fail to qualify as a REIT.

        Ownership of Interests in Qualified REIT Subsidiaries.    We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including an entity which is treated as an association classified as a corporation for U.S. federal income tax purposes) that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock, and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer's securities or more than 5% of the value of our total assets. See "—Asset Tests" below.

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than another REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are not satisfied. We currently own interests in three taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests" below.

        Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary's securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. A taxable REIT subsidiary may engage in activities or hold assets that are not permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation. See "—Income Tests," "—Penalty Tax," and "—Asset Tests" below.

        Ownership of Interests in Subsidiary REITs.    We have interests in INP REIT I, LLC, a Delaware limited liability company, and INP REIT II, LLC, a Delaware limited liability company, each of which elected to be taxed as a REIT commencing with its taxable year ended December 31, 2010. INP Retail, L.P., a Delaware limited partnership, owns 100% of the common interests in each of INP REIT I and INP REIT II. We own 100% of the interests in the general partner of INP Retail, L.P., INP Retail Management Company, LLC, a Delaware limited liability company, and we own 55% of the limited partner interests in INP Retail, L.P.

        INP REIT I, LLC and INP REIT II, LLC are subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that they are organized and have operated and will continue to operate in a manner to permit each of them to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if either of them fails to qualify as a REIT, then (i) it will become subject to regular U.S. corporation income tax, as described herein, see "—Failure to Qualify" below, and (ii) our ownership of its interests (through INP Retail, L.P.) will cease to be a qualifying real estate asset for purposes of the 75% asset test and will become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See "—Asset Tests" below. In such a case, it is possible that we would not meet the 10% vote test and the 10% value test with respect to our indirect interest in the entity, and we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. We may implement protective arrangements intended to avoid such an outcome if either INP REIT I, LLC or INP REIT II, LLC fails to qualify as a REIT, but there can be no assurance that such protective arrangements will be effective to avoid the resulting adverse consequences to us. In this event, we would fail to qualify as a REIT unless we or unless INP REIT I, LLC or INP REIT II, LLC, as applicable, could avail itself of certain relief provisions.

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, from certain investments relating to real property or mortgages on real property, including income from investments in other real estate investment trusts and "rents from real property" and, in certain circumstances, interest, or income from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities not held for sale to customers, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term "interest" to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

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  The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a tenant is not excluded from the term "rents from real property" to the extent the amount is attributable to qualified rents received by the tenant if the tenant derives substantially all of its income from the subleasing of substantially all of the leased property.

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  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary. In addition, rents paid by a taxable REIT subsidiary to its parent REIT will qualify as "rents from real property" in connection with a lease of a qualified lodging facility or a qualified healthcare property if an eligible independent contractor operates the facility or property.

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  Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property".

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  We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may perform services, however, that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Notwithstanding the rule regarding the direct provision of services by us, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, or an independent contractor, so long as we derive no revenue from the independent contractor, to provide both customary and non-customary services to our tenants and the provision of these services by the taxable REIT subsidiary or independent contractor will not cause the rent we receive from those tenants to fail to qualify as "rents from real property."

        We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

        Income we receive that is attributable to the rental of parking spaces at our properties constitutes rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, constitutes rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction entered into on or prior to July 30, 2008, is nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of a transaction, entered into prior to January 1, 2005, is qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from a hedging transaction entered into on or after January 1, 2005, and not after July 30, 2008, that is clearly identified as specified in the Code and that hedges indebtedness incurred by us to acquire or carry real estate does not constitute gross income for purposes of the 95% gross income test, and therefore is exempt from this test. Income from a hedging transaction entered into after July 30, 2008, that is clearly identified as specified in the Code and that either (i) hedges indebtedness incurred or to be incurred by us to acquire or carry real estate or (ii) manages risk of currency fluctuations with respect to any item of income that qualifies under the 75% gross income test or the 95% gross income test, in each case, does not constitute gross income for purposes of the 75% gross income test or the 95% gross income test, as applicable, and therefore is exempt from these tests. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us or to manage risk of currency rate fluctuations with respect to our income or gain. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% gross income test or the 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% gross income test or the 95% gross income test for the taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests is due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we will be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS may conclude that our failure to satisfy the tests is not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax will be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), including our share of any gain realized by partnerships, limited liability companies that are classified as partnerships for U.S. federal income tax purposes, or qualified REIT subsidiaries in which we own an interest is treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:

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  the property sold is a real estate asset for purposes of the asset tests discussed below;

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  the REIT has held the property for at least two years;

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  aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;

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  either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;

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  with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and

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  if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

        We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax or income from prohibited transactions.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate are subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive do not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services are at arm's length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully makes such an assertion, we will be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our proportionate share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a "real estate asset" only for the one-year period beginning on the date that we receive the proceeds of the offering.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

        Third, except for securities included in the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain "straight debt" securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company (rather than solely our interest in the capital of the partnership or limited liability company), excluding for this purposes certain securities described in the Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        We and three of our direct or indirect subsidiary corporations have elected to treat these subsidiaries as our taxable REIT subsidiaries. We may have additional taxable REIT subsidiaries in the future. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% value limitation, the 10% voting limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any issuer has complied with the 5% asset test, the 10% voting test and the 10% value test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the "straight debt safe harbor" in order to satisfy the 10% value test described above. We believe that all existing loans have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the IRS would not take a contrary position.

        The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or limited liability company which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or limited liability company classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or limited liability company. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if (1) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

        Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

        Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property;

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  minus the excess of the sum of certain items of non-cash income items over 5% of our "REIT taxable income," as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In general, we must pay these distributions in the taxable year to which they relate or in the following taxable year if they are declared before we timely file our tax return for the year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This rule applies even with respect to these distributions that relate to the prior year for purposes of our 90% distribution requirement. Notwithstanding this general rule, however, distributions that we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. The amount distributed must not be preferential (specifically, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its distribution rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

        Our REIT taxable income might be less than our cash flow as a result of depreciation and other non-cash charges included in computing REIT taxable income. In that event, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we might not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in October, November, and December of the calendar year, by the end of January immediately following that year) are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.

        Like Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under Section 1031 of the Code. Like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

  Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, stockholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 15% (the same as the maximum rate applicable to long-term capital gains) for tax years through 2012 (for tax years beginning after 2012, the maximum rate applicable to dividends (other than capital gain dividends) are scheduled to increase to the maximum rate then applicable to ordinary income), and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.

  Tax Aspects of Partnerships and Limited Liability Companies

        General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which we believe are classified properly as partnerships (or disregarded entities) for U.S. federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for U.S. federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of these entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership or operating agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our proportionate share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in these entities, subject to special rules relating to the 10% asset test described above. See "—Taxation of the Company" above.

        Our ownership of interests in partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, is treated as an association for U.S. federal income tax purposes, the entity will be taxable as a corporation and will be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income will change, and might prevent us from satisfying the asset tests or the income tests described above. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests" above. This failure might prevent us from qualifying as a REIT. See "—Failure to Qualify" above. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability at the time of this change without any related cash distributions.

        Treasury Regulations provide that a domestic business entity not otherwise organized as a corporation (an "eligible entity") may be classified as a partnership or disregarded entity for U.S. federal income tax purposes. Unless an eligible entity elects to be classified as a corporation for U.S. federal income tax purposes, the entity will be classified as a partnership or disregarded entity for U.S. federal income tax purposes (subject to special rules applicable to entities classified as publicly traded partnerships). All of the partnerships and limited liability companies in which we own an interest do not intend to elect to be classified as a corporation for U.S. federal income tax purposes and intend to claim classification as partnerships or disregarded entities under these Treasury Regulations (and do not intend to operate in a manner to qualify as publicly traded partnerships). As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes (and not as publicly traded partnerships).

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company operating agreement generally determines the allocation of income and losses among partners or members. These allocations, however, are disregarded for U.S. federal income tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require allocations of tax items from a partnership or limited liability company classified as a partnership for U.S. federal income tax purposes to respect the economic arrangement of the partners or members, as applicable. If an allocation is not recognized for U.S. federal income tax purposes, the relevant item is reallocated in accordance with the interests of the partners or members in the partnership or limited liability company, as applicable. This reallocation is determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to the item. The allocations of taxable income and loss in each of the partnerships and limited liability companies classified as partnerships for U.S. federal income tax purposes in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. As discussed under "—Prohibited Transaction Income" above, under certain circumstances, allocations of income to us attributable to the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business may subject us to a 100% penalty tax on this income.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company classified as a partnership for U.S. federal income tax purposes in exchange for an interest in the partnership or limited liability company, as applicable, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss generally is equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are made solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships or limited liability companies classified as partnerships for U.S. federal income tax purposes in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership or limited liability company operating agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. These allocations might cause us to be allocated (1) lower amounts of depreciation deductions for U.S. federal income tax purposes than would be allocated to us if each contributed property has a tax basis equal to its fair market value at the time of the contribution and (2) taxable gain in the event of a sale of a contributed property in excess of the economic or book income allocated to us as a result of the sale, with a corresponding benefit to the contributing partner or member. As a result, these allocations might make it more difficult for us to satisfy the distribution requirements described above. See "—Taxation of the Company—Distribution Requirements" above.

  Taxation of U.S. Holders

        The following summary describes the U.S. federal income tax consequences that are likely to be material to U.S. holders of owning and disposing of our capital stock. This summary deals only with our capital stock held as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Code). A U.S. holder's tax treatment will vary depending upon the holder's particular situation, and this discussion does not address all the tax consequences that may be relevant to each holder in light of the holder's particular circumstances.

        Distributions.    Distributions out of our current or accumulated earnings and profits are treated as dividends for U.S. federal income tax purposes and, other than with respect to capital gain dividends and certain amounts that have been previously subject to tax at the corporate level, discussed below, are taxable to U.S. holders as ordinary income. See "—Tax Rates" below. In determining the extent to which a distribution with respect to shares of our capital stock constitutes a dividend, our earnings and profits will be allocated first to distributions with respect to shares of our preferred stock, if any, and then to shares of our common stock. As long as we qualify as a REIT, these distributions are not eligible for the dividends-received deduction in the case of U.S. holders that are corporations.

        To the extent that we make distributions on shares of our capital stock in excess of our current and accumulated earnings and profits, the amount of these distributions are treated first as a tax-free return of capital to a U.S. holder. This treatment reduces the U.S. holder's adjusted tax basis in the U.S. holder's shares of our capital stock by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in the holder's shares are taxable as capital gain. The gain is taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November, or December of any year and that are payable to a U.S. holder of record on a specified date in any of these months are treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        In the event that we pay a portion of a dividend to U.S. holders of our capital stock in shares of our capital stock, U.S. holders receiving the distribution of our capital stock may be required to pay tax on the entire amount distributed, including the portion paid in shares of our capital stock, in which case the holders might be required to pay the tax using cash from other sources. If a U.S. holder sells the shares of our capital stock that the holder receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our shares of the class or series of our capital stock at the time of the sale.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends are taxable to our U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our capital stock. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently (for tax years through 2012) are taxable to non-corporate U.S. holders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate U.S. holders at the 25% rate. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally will:

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  include the holder's pro rata share of our undistributed net capital gain in computing the holder's long-term capital gains in the holder's return for the holder's taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includible;

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  be deemed to have paid the holder's proportionate share of capital gain tax imposed on us on the designated amounts included in the holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by the holder;

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  increase the adjusted tax basis of the holder's capital stock by the difference between the amount of includible capital gains and the tax deemed to have been paid by the holder; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Qualified Dividend Income.    A portion of distributions out of our current or accumulated earnings and profits may constitute "qualified dividend income" to the extent that the amount is attributable to amounts described below, and we properly designate the amount as "qualified dividend income." See "—Tax Rates" below. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during the taxable year from regular corporations (including our taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);

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  the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and

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  the excess of any income recognized during the immediately preceding year attributable to the sale of an asset acquired from a corporation which is, has been or acquired the asset from a C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation over the federal income tax paid by us with respect to the built-in gain. See "—Taxation of the Company—General" above.

        Passive Activity Losses and Investment Interest Limitations.    Income or gain to a U.S. holder from distributions we make or arising from the sale or exchange by the U.S. holder of shares of our capital stock is not treated as passive activity income. As a result, a U.S. holder generally is not permitted to apply any "passive losses" against this income or gain. A U.S. holder generally may deduct investment interest only to the extent of the amount of the holder's investment income. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of shares of our capital stock and qualified dividend income as investment income for purposes of computing this investment interest limitation, but in this case, the holder is taxed at ordinary income tax rates on the amount of this income or gain. Income from other distributions made by us, generally is treated as investment income for purposes of computing the investment interest limitation (without regard to whether the holder makes an election).

        Dispositions of Shares of Our Capital Stock.    If a U.S. holder sells or disposes of shares of our capital stock to a person other than us, the holder recognizes gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the holder's adjusted tax basis in the shares at the time of the sale or other disposition. This gain or loss, except as provided below, is long-term capital gain or loss if the holder has held shares of our capital stock for more than one year at the time of the sale or other disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of shares of our capital stock that the holder has held for six months or less, after applying certain holding period rules, the loss recognized is treated as long-term capital loss to the extent the U.S. holder has received distributions from us which have been required to be treated as long-term capital gains.

        Conversion of Shares of Our Preferred Stock.    Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of shares of our preferred stock into shares of our common stock, and (ii) a U.S. holder's tax basis and holding period in shares of our common stock received upon conversion generally will be the same as those of the converted shares of our preferred stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of our preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the shares of our preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which the holder exchanges shares of our common stock received on a conversion of shares of our preferred stock for cash or other property.

        Redemption of Shares of Our Preferred Stock.    A redemption of shares of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the shares of our preferred stock (in which case the redemption will be treated in the same manner as a sale described above in "—Disposition of Shares of Our Capital Stock"). The redemption will satisfy one of these tests if it (1) is "substantially disproportionate" with respect to the U.S. holder's interest in shares of our capital stock, (2) results in a "complete termination" of the U.S. holder's interest in all shares of our classes or series of capital stock, or (3) is "not essentially equivalent to a dividend" with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code. In determining whether one of these tests has been met, shares of our capital stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder of shares of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our preferred stock. If a redemption of shares of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described in "—Taxation of U.S. Holders—Distributions" above. In that case, a U.S. holder's adjusted tax basis in the redeemed shares of our preferred stock will be transferred to the U.S. holder's remaining share holdings in us. If the U.S. holder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.

        Under proposed Treasury Regulations, if any portion of the amount received by a U.S. holder on a redemption of shares of any class or series of our preferred stock is treated as a distribution with respect to shares of our capital stock but not as a taxable dividend, then this portion will be allocated to all shares of the redeemed class or series of our preferred stock held by the redeemed U.S. holder just before the redemption on a pro rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. holder's tax basis in that share and any excess after the tax basis is reduced to zero will result in taxable gain. If the redeemed U.S. holder has different tax bases in the holder's shares, then the amount allocated could reduce some of the tax basis in certain shares while reducing all the tax basis and giving rise to taxable gain in other shares. Thus the redeemed U.S. holder could have gain even if the holder's tax basis in all of the holder's shares of the redeemed class or series of our preferred stock exceeded the applicable portion.

        The proposed Treasury Regulations permit the transfer of tax basis in the redeemed shares of our preferred stock to the redeemed U.S. holder's remaining, unredeemed shares of our preferred stock of the same class or series (if any), but not to any other class or series of shares of our capital stock held (directly or indirectly) by the redeemed U.S. holder. Instead, any unrecovered tax basis in the redeemed shares of our preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form the proposed Treasury Regulations ultimately will be finalized.

        If a redemption of shares of our preferred stock that is not otherwise treated as a dividend occurs when there is a dividend arrearage on the shares of our preferred stock, a portion of the cash received by a U.S. holder might be treated as a dividend distribution taxable as ordinary income. If the dividend arrearage has been declared or if the facts show that we were legally obligated to pay the dividend, then the U.S. holder will have ordinary dividend income to this extent. On the other hand, if the arrearage has not been declared as a dividend and the facts do not show that we were legally obligated to pay the dividend, then, even though the dividend arrearage is included in the redemption price, the entire payment is treated as a part of the sales proceeds of the shares of our preferred stock and not as ordinary dividend income.

        Net Investment Income.    Recently enacted amendments to the Code generally impose a tax of 3.8% on certain individuals for taxable years beginning after December 31, 2012, on the lesser of (a) the individual's "net investment income" for the taxable year or (b) the excess of (i) the individual's modified adjusted gross income for the taxable year over (ii) a threshold amount. Net investment income generally is specified types of income earned by the individual, including gross income from dividends on and net gain from a sale or exchange of shares of our capital stock, less certain deductions. The threshold amount applicable to an individual generally is equal to $250,000 for married individuals filing jointly or $200,000 for other individuals. This new tax generally applies to certain estates and trusts with net investment income based on rules similar to the rules applicable to individuals to determine the amount of income subject to the tax. U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

        Backup Withholding and Information Reporting.    A U.S. holder may be subject to backup withholding with respect to income from distributions on shares of our capital stock or with respect to proceeds received from a disposition of shares of our capital stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. Each U.S. holder is subject to backup withholding if the holder is not otherwise exempt and the holder (1) fails to furnish the holder's TIN, which, for an individual, is ordinarily his or her social security number; (2) furnishes an incorrect TIN; (3) is notified by the IRS that the holder has failed to report properly payments of interest or dividends; or (4) fails to certify, under penalties of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the holder that the holder is subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. A U.S. holder generally is entitled to credit any amounts withheld under the backup withholding rules against the holder's U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

        Additional Withholding and Reporting Requirements Relating to Foreign Accounts.    A U.S. holder that beneficially owns shares of our capital stock directly or indirectly through a foreign financial institution or non-financial foreign entity might be affected by recently enacted amendments to the Code, as supplemented by IRS Notice 2011-53, prior IRS notices and proposed Treasury Regulations, that impose additional withholding and reporting requirements on foreign financial institutions and non-financial foreign entities described under "—Taxation of Non-U.S. Holders—Additional Withholding and Reporting Requirements Relating to Foreign Accounts" below. U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

        Tax Rates.    The maximum tax rate for U.S. holders that are non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," generally has been reduced to 15% for tax years through 2012 (although depending on the characteristics of the assets which produce these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" generally has been reduced to 15% (for tax years through 2012) provided that the holder has held the capital stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which this capital stock became ex-dividend with respect to the relevant distribution. In general, income from distributions paid by REITs is not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the income is attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that has been subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). See "—Taxation of U.S. Holders—Qualified Dividend Income" above. The provisions of the U.S. federal income tax laws relating to the reduced 15% tax rate currently are scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the maximum rate applicable to long-term capital gains tax rate will be increased to 20%, and the maximum rate applicable to dividends (other than capital gain dividends) will be increased to the maximum rate then applicable to ordinary income.

  Taxation of Tax-Exempt Stockholders

        A tax-exempt stockholder generally is not subject to U.S. federal income taxation, except to the extent of income that constitutes unrelated business taxable income. Income from distributions paid by us and gain of a tax-exempt stockholder arising upon a sale of shares of our capital stock generally is not unrelated business taxable income to the tax-exempt stockholder, except as described below. This income or gain is unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, "debt-financed property" is property, the acquisition or holding of which is financed through a borrowing by a tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in shares of our capital stock constitutes unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in shares of our capital stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the income from distributions paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain tax-exempt organizations or trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if the REIT is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if the REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we believe that we currently are not, and expect that we will continue not to be, classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our tax-exempt stockholders. Because shares of our capital stock are publicly traded, however, we cannot guarantee that this treatment always will be the case.

  Taxation of Non-U.S. Holders

        The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of shares of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made in this discussion to provide more than a brief summary of the rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of the holder's particular circumstances and does not address any state, local or foreign tax consequences. We urge each non-U.S. holder to consult the holder's tax advisor to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any reporting requirements.

        Distributions.    Income from distributions paid by us to a non-U.S. holder that is neither attributable to gain from the sale or exchange of United States real property interests nor designated by us as capital gain dividends is treated as dividends of ordinary income to the extent that the distributions are made out of our current or accumulated earnings and profits. Income from distributions paid by us ordinarily is subject to withholding of U.S. federal tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty unless the income from the distributions is treated as effectively connected with the conduct by the non- U.S. holder of a United States trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder). Under certain income tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption (and, if certain tax treaties apply, permanent establishment exemption). Income from distributions that is treated as effectively connected with a trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) is subject to federal tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to federal tax, and this income generally is not subject to withholding. Income from distributions paid by us to a non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to a 30% rate (or lower rate as may be prescribed under an applicable income tax treaty) of the holder's earnings and profits for the taxable year, subject to adjustments, that are attributable to income that is effectively connected with the holder's conduct of a United States trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder). In the event that we pay a portion of a distribution to holders of a class or series of our capital stock in shares of our capital stock, any withholding requirement applicable with respect to the income from the distribution to a non-U.S. holder applies to the portion of the distribution that is paid in shares of our capital stock, in addition to any amount paid as cash.

        We are required to withhold U.S. federal income tax at the rate of 30% on any income from distributions paid by us to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN with us evidencing eligibility for the reduced treaty rate (including treaty benefits relating to a permanent establishment of a non-U.S. holder); or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the income from the distribution is income effectively connected with the non-U.S. holder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits are not taxable to a non-U.S. holder to the extent that the distributions do not exceed the non-U.S. holder's adjusted tax basis in the holder's shares of our capital stock, but rather the amount of these distributions reduces the adjusted tax basis of the holder's shares of our capital stock. To the extent that the amount of these distributions exceed a non-U.S. holder's adjusted tax basis in the holder's shares of our capital stock, this amount is taxable as gain from the sale or exchange of the holder's shares of our capital stock. The tax treatment of this gain is described below.

        For withholding purposes, we generally have treated and expect to continue to treat all distributions as made out of our current or accumulated earnings and profits. A portion of amounts withheld, however, generally should be refundable to a non-U.S. holder if the amount is determined subsequently to be a distribution that was, in fact, in excess of our current and accumulated earnings and profits. A distribution in excess of our current and accumulated earnings and profits and a non-U.S. holder's tax basis in the shares of our capital stock to which the distribution relates is treated as gain from the sale of exchange of the shares. The U.S. federal income tax treatment of this gain is described under "—Taxation of Non-U.S. Holders—Sale of Shares of Our Capital stock" below.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Income from distributions paid by us to a non-U.S. holder that we properly designate as capital gain dividends, other than income arising from the disposition of a United States real property interest, generally should not be subject to U.S. federal taxation, unless:

          (1)   the investment in the non-U.S. holder's shares of our capital stock is treated as effectively connected with the holder's United States trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the holder is subject to the same treatment as U.S. holders with respect to the gain, except that a non-U.S. holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed under "—Taxation of Non-U.S. Holders—Distributions" above; or

          (2)   the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual is subject to a 30% tax on the individual's capital gains.

        Pursuant to FIRPTA (the Foreign Investment in Real Property Tax Act of 1980), income from distributions paid by us to a non-U.S. holder that is attributable to gain from the sale or exchange of United States real property interests (whether or not designated as capital gain dividends) is treated as income effectively connected with a United States trade or business. Non-U.S. holders generally are taxed on the amount of this income at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also are required to withhold and to remit to the IRS 35% of the amount treated as gain from the sale or exchange of United States real property interests. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. Income from a distribution paid by a REIT to a non-United States stockholder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, is not subject to taxation under FIRPTA, and therefore, is not subject to the 35% U.S. withholding tax described above, but only if the non-United States stockholder does not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income is treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. Shares of our common stock and our Series A Preferred Stock currently are, and we expect the shares to continue to be, regularly traded on a market that we believe qualifies as an established securities market. If we issue an additional class or series of preferred stock, we would expect to apply to list the shares of that class or series on what we believe will qualify as an established securities market with the intent that such shares will be regularly traded. Thus, income from distributions paid by us to non-U.S. holders who do not own more than 5% of the shares of the applicable class or series of our capital stock generally should not be subject to taxation under FIRPTA, or the corresponding 35% withholding tax, but rather, income from distributions paid by us to such a non-U.S. holder that is attributable to gain from the sale or exchange of United States real property interests is treated as ordinary dividend distributions.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, we believe that amounts designated by us as retained capital gains in respect of the shares of our capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as the treatment of actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder is permitted to offset as a credit against the holder's U.S. federal income tax liability resulting from the holder's proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent the holder's proportionate share of the tax paid by us exceeds the holder's actual U.S. federal income tax liability.

        Sale of Shares of Our Capital stock.    Gain recognized by a non-U.S. holder upon the sale or exchange of shares of our capital stock generally is not subject to United States taxation unless the shares constitute "United States real property interests" within the meaning of FIRPTA. Shares of our capital stock constitute "United States real property interests" if we are not a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of the shares of its stock is held directly or indirectly by non-United States stockholders. We believe, but cannot guarantee, that we have been and are a "domestically controlled qualified investment entity." Even if we have been and currently are a "domestically controlled qualified investment entity," because shares of our capital stock are publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of shares of our capital stock not otherwise subject to taxation under FIRPTA is taxable to a non-U.S. holder if either (1) the investment in shares of our capital stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a "domestically controlled qualified investment entity," upon disposition of shares of our capital stock (subject to the 5% exception applicable to "regularly traded" stock described below), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interests if the non-U.S. holder (1) disposes of the holder's shares of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our capital stock within a 61-day period beginning with the first day of the 30-day period described in the immediately preceding clause (1).

        Even if we are not a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges the holder's shares of our capital stock, gain arising from a sale or exchange of a non-U.S. holder's shares of a class or series of our capital stock is not subject to taxation under FIRPTA as a sale of "United States real property interests" if:

          (1)   shares of the class or series of our capital stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, such as the New York Stock Exchange; and

          (2)   the non-U.S. holder owns, actually and constructively, 5% or less of the shares of the class or series of our capital stock throughout the five-year period ending on the date of the sale or exchange.

        Shares of our common stock and Series A Preferred Stock currently are, and we expect the shares to continue to be, regularly traded on an established securities market. If we issue an additional class or series of preferred stock, we would expect to apply to list the shares of that class or series on what we believe will qualify as an established securities market with the intent that such shares will be regularly traded. Thus, even if we are not a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges the holder's shares of a class or series of our capital stock, as long as that class or series continues to be regularly traded on an established securities market at that time and the non-U.S. holder does not own more than 5% of the shares of the class or series of our capital stock, gain arising from the sale of the holder's shares of our capital stock should not be subject to taxation under FIRPTA as a sale of "United States real property interests." If gain on the sale or exchange of a non-U.S. holder's shares of our capital stock is subject to taxation under FIRPTA, the non-U.S. holder is subject to regular U.S. federal income tax with respect to the gain in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if at the time of the sale or exchange of shares of a class or series of our capital stock, the shares of the class or series are not regularly traded on an established securities market, then the purchaser of the shares of the class or series of our capital stock will be required to withhold and remit an amount equal to 10% of the purchase price to the IRS.

        Backup Withholding Tax and Information Reporting.    A non-U.S. holder, in general, is not subject to backup withholding with respect to payments that we make to the holder provided that we do not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, and the holder has given us the statement described above under "—Taxation of Non-U.S. Holders—Distributions." In addition, a non-U.S. holder is not subject to backup withholding with respect to the proceeds of the sale of shares of our capital stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, or the holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to each non-U.S. holder the amount of, and the tax withheld with respect to, the income from any distributions paid to the holder, regardless of whether any tax actually is withheld. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the holder resides.

        Additional Withholding and Reporting Requirements Relating to Foreign Accounts.    Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice and the Treasury Department has promulgated proposed Treasury Regulations, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (i) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

  Tax Basis and Other Information Reporting

        Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient ("covered stock"). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker's default method. You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

        If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

        Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between "brokers" and are not issued to stockholders or the IRS.

        Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

  Other Tax Consequences

        State, local and foreign tax laws may differ substantially from the corresponding federal tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Each of our stockholders should consult the stockholder's tax advisor regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in shares of our capital stock.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to investors directly or through agents or to one or more underwriters for public offering and sale by them. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to, or exchange securities directly with, investors on our or their behalf in those jurisdictions where we are authorized to do so.

        We may sell the securities from time to time in one or more transactions:

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  through a rights offering, forward contracts or similar arrangements;

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  at market prices prevailing at the times of sale, including but not limited to "at the market offerings" of our common stock on or off the New York Stock Exchange;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities being distributed if they purchase any of the securities.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except:

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  the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

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  if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

        The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for securities under the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities under the contracts.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Shares of our common stock are listed on the New York Stock Exchange. Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading on the New York Stock Exchange upon notice of issuance. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

EXPERTS

        The consolidated financial statements and the related financial statement schedule of Inland Real Estate Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Venable LLP. Shefsky & Froelich Ltd. has passed upon certain tax matters for the Company, including those described under "Material United States Federal Income Tax Consequences" in this prospectus. Venable LLP will pass upon certain matters of Maryland law. Counsel for any underwriter, dealers or agents will be noted in the applicable prospectus supplement and will be advised by their own legal counsel. Certain shareholders of Shefsky & Froelich Ltd. and their families own collectively less than 0.1% of our common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with it, which means that we can disclose important information about us to you by referring you to those documents. Any information referred to in this way will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later information will modify and supersede the prior information, and the prior information, except as modified, will no longer be a part of this prospectus. We incorporate by reference into this prospectus the following documents:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012;

  •
  our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on February 28, 2012;

  •
  our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on February 28, 2012;

  •
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, filed with the SEC on May 9, 2012;

  •
  our Quarterly Report on Form 10-Q for the three months ended June 30, 2012, filed with the SEC on August 8, 2012;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on January 13, 2012, January 17, 2012, January 18, 2012, February 15, 2012, February 17, 2012, March 1, 2012, March 2, 2012, March 8, 2012, March 15, 2012, March 19, 2012, April 4, 2012, April 5, 2012, April 9, 2012, April 16, 2012, April 17, 2012, April 24, 2012, April 25, 2012, May 15, 2012, May 17, 2012, June 18, 2012,

    June 20, 2012, June 27, 2012, June 28, 2012, July 5, 2012, July 12, 2012, July 17, 2012, July 18, 2012, August 7, 2012, August 16, 2012, August 17, 2012, August 27, 2012, September 14, 2012, September 17, 2012, September 24, 2012, September 26, 2012 and October 4, 2012 (not including any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including related exhibits, which information is not incorporated by reference herein);

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 17, 2004;

  •
  the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 4, 2011, including any amendments or reports filed for the purpose of updating this description; and

  •
  with respect to each offering, all documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of that offering.

        We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the filing of the initial registration statement and prior to effectiveness of the registration statement.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Inland Real Estate Corporation, Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, Illinois 60523 (telephone (630) 218-8000). You may also obtain copies of these filings, at no cost, by accessing our website at http://www.inlandrealestate.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549.

        You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules to that contract or other document. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

                      Shares

Inland Real Estate Corporation

            % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

October      , 2014

Sole Book-Running Manager

Wells Fargo Securities